UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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WEDNESDAY, MAY 6, 2015
At 9:00 a.m. (EDT)
Nasdaq MarketSite | New York, New York

2015 PROXY STATEMENT

MARCH 27, 2015

Dear Fellow Nasdaq Stockholders:

We are pleased to enclose our latest proxy statement and invite you to attend the 2015 annual meeting of stockholders on May 6. You may elect to attend the meeting in New York or virtually via webcast at http://ir.nasdaq.com/events.cfm. While the stockholder meeting allows us to discuss key issues and initiatives at greater length, we want to provide you with a brief summary of recent business highlights that illustrate the depth and breadth of this franchise and our progress.

BUSINESS AND FINANCIAL HIGHLIGHTS

Our commitment to our clients, innovation and execution yielded another year of record financial performance for Nasdaq in 2014. Record net revenues, non-GAAP net income and non-GAAP EPS were driven by organic growth and contributions from our recent acquisitions.

Organic revenue growth in the Listing Services, Information Services and Technology Solutions segments was 4% in 2014, consistent with our medium-term outlook of mid-single digit revenue growth and was accompanied by an organic decline in expenses for the year. Of particular note, continued strong IPO activity and increased market share contributed to our best year in the U.S. IPO market in over a decade and the best year for Nordic IPOs since 2000.

Our continued focus on our clients’ trading needs and improving market conditions led to good gains across our diverse and competitive offerings in the Market Services segment, leading to a return of organic growth after several years of post-financial crisis industry volume headwinds.

Investors recognized the strength of our results and the stability of our business and cash flow through strong stock price performance and relative valuation gains compared to our peers and the broader market, enjoying above-average total stockholder returns.

GROWING FROM WITHIN

We know that organic growth is fundamental to creating long-term stockholder value. To ensure we continue to deliver strong growth, we again committed significant resources to Research and Development (R&D). While our track record in this area suggests we are on the right course with many of our initiatives, we know that we must be vigilant in our assessments of what is working and what is not, based on data and client feedback.

One area where we believe we are on the right path is the Nasdaq Private Market. Launched in 2014, it has established a new range of liquidity and capital management solutions for private companies and supports more than 60 clients, ranging from promising start-ups to well-established private companies like Motley Fool. As further support for innovative young companies, we are celebrating 25 years in Silicon Valley in 2015 and extending our presence in this home of so many Nasdaq-listed companies by launching the Nasdaq Entrepreneurial Center in San Francisco.

Nasdaq prides itself on being a preferred partner to our clients and working to bring more competition and efficiency to the markets. The launch of Nasdaq Futures (NFX), a new energy futures market with the support of leading commodities participants, will offer competitive pricing, an innovative clearing solution and high-performance technology for futures and options based on key energy benchmarks. It will launch in mid-2015, pending regulatory approval.

Another area where we remain optimistic about the opportunity for Nasdaq and our customers is the NLX initiative, launched in 2013. NLX is a London-based multilateral trading venue offering a complete suite of European interest rate benchmark futures, a horizontal clearing model bringing unique capital efficiencies and competitive fee structures. We continued to invest in NLX in 2014, reducing short-term earnings, and recognize that we must demonstrate progress and success with this initiative in the near term. We continue to look for new ways to better serve our clients by leveraging our leading technology and efficiencies.

INTEGRATING ACQUISITIONS

Again, our strong results in 2014 overall were driven by both broad-based organic growth and solid profit contributions from recent acquisitions. Our success was driven by our ability to successfully incorporate new acquisitions into our organization. Let me provide you with a few examples.

2015 PROXY STATEMENT

Our eSpeed trading platform provides real-time trading of benchmark U.S. Treasury securities, one of the largest and most liquid fixed-income cash markets in the world. Last year, we made significant infrastructure investments, technology improvements and new product enhancements to the platform. As a result, we have a more competitive offering and are particularly pleased with successful new product launches like Treasury Bills trading, where the platform reached almost $5 billion in notional daily volume during the fourth quarter of 2014. However, the business has yet to perform adequately. We have more work to do on market share and revenue to make sure this business reaches its full potential and meets our expectations. We remain confident in our ability to deliver on both fronts.

Our Corporate Solutions suite now includes the full product offering and scale of Thomson Reuters’ Investor Relations (IR), Public Relations (PR), and Multimedia Solutions businesses, enhancing the performance and efficiency of this business that supports over 10,000 corporate clients from private ownership, through the IPO, to long-term development as a public company. In 2014, we worked to integrate both acquired and legacy Corporate Solutions platforms and expect to complete this work in 2015. We believe this will allow us to increase resources dedicated to growing revenue and complement the success we have had in reducing costs. Initial client feedback on our Next Generation platforms for IR, PR and Directors Desk has been very encouraging and a positive sign that our efforts are on the right track.

EFFECTIVE USE OF CAPITAL AND RESOURCES

Capital discipline remains central to our strategy and critical in assuring investors that diverse, strong and growing cash flow from our business is deployed as effectively as possible. All internal and external uses of capital are evaluated and prioritized for expected risk-adjusted returns and monitored for performance to support ongoing capital investment. In addition, our people are fundamental to our success and we always strive to make sure that our talent evolves with the needs of the business. As such, Nasdaq also modified its management structure by creating new President roles for Hans-Ole Jochumsen and Adena Friedman. Under their leadership, the company is better prepared to serve our clients, stockholders and employees around the globe. We also revitalized the corporate identity, brand, and launched a new tagline—“Ignite Your Ambition”—that reinforces our client-centered philosophy.

GROWING STOCKHOLDER VALUE

First and foremost at Nasdaq, we strive to grow stockholder value. A vital component of this effort is our disciplined approach to capital allocation, as mentioned earlier. Our business generates substantial cash flow, allowing us to both return capital to our stockholders and invest in our business. During 2014, we returned a total of $276 million to our stockholders, even as the company completed a material deleveraging objective and continued to significantly invest in new growth initiatives.

The Board of Directors is also actively engaged in comprehensive oversight of enterprise risk. Whether it involves business strategy, governance issues, legal challenges, economic trends, regulatory actions or sustainability and resource management concerns, this Board is focused on these issues and other emerging issues that contribute to our success.

We do everything in our power to make sure that Nasdaq technology is strong, secure, innovative and resilient. The Board is regularly briefed by technology experts from both within and without the company, staying abreast of industry trends and best practices. The SEC-mandated Regulation SCI, for example, compels us to administer robust technology controls and take corrective actions whenever necessary. Board members leverage their experience by planning for the future through smooth and effective strategies to transition people, programs and policies.

Finally, we believe in proactive and productive engagement with you, the stockholders. This Board welcomes stockholder perspectives, and we carefully consider the investor feedback we receive. You are a valuable resource for us as we continue to grow and develop this franchise.

Thank you.

The Board of Directors of The NASDAQ OMX Group, Inc.

2015 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of The NASDAQ OMX Group, Inc.:

The annual meeting will be held for the following purposes:

1.	To elect 11 directors for a one-year term;

2.	To approve the company’s executive compensation on an advisory basis;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

4.	To approve the Nasdaq ECIP, as amended and restated;

5.	To consider a stockholder proposal described in the accompanying proxy statement, if properly presented at the meeting; and

6.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

We urge you to read the attached proxy statement for additional information concerning the matters to be considered at this meeting.

If you plan to attend the meeting in New York, you will need to request an admission ticket in advance and present a valid form of photo identification and proof of ownership of our common stock as of the record date as detailed on page 65 of the proxy statement.

If you are unable to attend in person, please view the live webcast from our Investor Relations website.

By Order of the Board of Directors,

Robert Greifeld

Chief Executive Officer

New York, New York

March 27, 2015

MEETING INFORMATION

DATE:	Wednesday, May 6, 2015

TIME:	9:00 a.m. (EDT)

PLACE:	Nasdaq MarketSite
Four Times Square New York, New York 10036

Watch a live webcast of the meeting on our Investor Relations website:

http://ir.nasdaq.com/events.cfm

HOW TO VOTE

Your vote is important. You are eligible to vote if you  were a stockholder of record at the close of business on March 10, 2015.

Please read the proxy statement with care and vote right away using any of the following methods and your control number.

BY INTERNET USING YOUR TABLET OR SMART PHONE Scan this QR code 24/7 to vote with your mobile device

BY PHONE Call +1 800 690 6903 in the U.S. or Canada to vote your shares

BY INTERNET USING YOUR COMPUTER Visit 24/7 www.proxyvote.com

BY MAIL Cast your ballot, sign your proxy card, return by free post

ATTEND THE ANNUAL MEETING Vote in person

2015 PROXY STATEMENT

ACRONYMNS AND CERTAIN DEFINED TERMS

401(k) Plan	Tax-qualified Section 401(k) savings plan
ASC	Accounting Standards Codification
COBRA	Consolidated Omnibus Budget Reconciliation Act
Code	Internal Revenue Code of 1986, as amended
ECIP	Executive Corporate Incentive Plan
EPS	Earnings Per Share
Equity Plan	Nasdaq’s Equity Incentive Plan
ERC	Employer Retirement Contribution
ERM	Enterprise Risk Management
ESPP	Employee Stock Purchase Plan
Exchange Act	Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FASB ASC Topic 718	FASB ASC Topic 718, “Stock Compensation”
FINRA	Financial Industry Regulatory Authority
GAAP	Generally Accepted Accounting Principles
H.E.	His Excellency
IPO	Initial Public Offering
Nasdaq	The NASDAQ OMX Group, Inc.
PSUs	Performance Share Units
ROIC	Return on Invested Capital
RSUs	Restricted Stock Units
SEB	Skandinaviska Enskilda Banken AB
SEC	U.S. Securities and Exchange Commission
SERP	Supplemental Executive Retirement Plan
S&P	Standard & Poor’s
TSR	Total Stockholder Return

2015 PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider in voting your shares. You should read the entire proxy statement, as well as our annual report on Form 10-K, carefully before voting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

	PROPOSAL	BOARD VOTING RECOMMENDATION	PAGE REFERENCE
I.	Election of 11 directors	FOR EACH NOMINEE	4
II.	Advisory vote to approve the company’s executive compensation on an advisory basis	FOR	20
III.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015	FOR	52
IV.	To approve the Nasdaq ECIP, as amended and restated	FOR	54
V.	Stockholder proposal – Right to act by written consent	AGAINST	58

PERFORMANCE HIGHLIGHTS

Nasdaq continued to deliver excellent results for stockholders in 2014. We continued to take steps to improve our strategic positioning, successfully meeting the evolving demands of our diverse client base, and maintaining the organization’s relentless focus on efficiency.

NASDAQ OUTPERFORMED THE S&P 500 AND NASDAQ COMPOSITE INDEX ON TOTAL STOCKHOLDER RETURN OVER THE PAST 5 YEARS
NET REVENUES	NON-GAAP NET INCOME (1)	RETURNED TO STOCKHOLDERS	TOTAL STOCKHOLDER RETURN
$2.1 BILLION	$499 MILLION	$276 MILLION	105%
9.1% increase year-over-year	12.1% increase year-over-year	In repurchased stock and dividends	3 year, including reinvestment of dividends

(1) See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under U.S. GAAP.

THE NASDAQ OMX GROUP, INC.	/1

2015 PROXY STATEMENT

CORPORATE GOVERNANCE HIGHLIGHTS

Nasdaq’s commitment to good corporate governance is integral to our business.

+	Annual election of directors	+	Regular executive sessions of Board and Board Committees	+	Directors elected by majority vote in uncontested elections	+	Strong risk management program
+	10 of our 11 director nominees are independent	+	Separation of Board Chairman and CEO	+	Annual independent Board and member evaluations	+	Global ethics and corporate compliance program
+	Comprehensive Code of Conduct and Corporate Governance Guidelines	+	Board participation in executive succession planning	+	Stockholder ability to call a special meeting	+	Replacement of supermajority voting requirements

DIRECTOR NOMINEES

Information about each director’s experience, qualifications, attributes and skills can be found beginning on page 6.

					COMMITTEE MEMBERSHIPS				OTHER PUBLIC CO. BOARDS
NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDE- PENDENT	AC	EC	MCC	NGC
Charlene T. Begley Non-Industry; Public	48	2014	Retired SVP & CIO, General Electric Company	X	X				2
Steven D. Black Non-Industry; Public	62	2011	Co-CEO, Bregal Investments	X			X	X	None
Börje E. Ekholm Non-Industry	52	2011	CEO & President, Investor AB	X		X	X	Chair	2
Robert Greifeld Staff	57	2003	CEO, The NASDAQ OMX Group, Inc.			X			None
Glenn H. Hutchins Industry	59	2005	Co-Founder, Silver Lake	X		Chair	X		1
Essa Kazim Non-Industry	56	2008	Governor, Dubai International Financial Center; Chairman, Borse Dubai and Dubai Financial Market	X		X			None
Thomas A. Kloet Non-Industry; Public	56	2015	Retired CEO & Executive Director, TMX Group Limited	X					None
John D. Markese Non-Industry; Public	69	1996	Vice Chairman, American Association of Individual Investors	X	Chair	X		X	None

Ellyn A. McColgan Non-Industry; Public	61	2012	Retired Executive Advisor, Aquiline Capital Partners, LLC	X	X			X	None
Michael R. Splinter Non-Industry; Issuer	64	2008	Executive Chairman, Applied Materials, Inc.	X		X	Chair		1
Lars R. Wedenborn Non-Industry	56	2008	CEO, FAM AB	X	X				None
Number of Meetings in 2014					10	0	6	7

AC Audit Committee	EC	Executive Committee	MCC	Management Compensation Committee	NGC	Nominating & Governance Committee

THE NASDAQ OMX GROUP, INC.	/2

2015 PROXY STATEMENT

STOCKHOLDER ENGAGEMENT

We value our stockholders’ perspective on our businesses and each year interact with stockholders through a variety of engagement activities. In 2014, our key stockholder engagement activities included investor road shows in nine major North American and European metropolitan regions, investor conferences in six cities in the U.S. and U.K., and our 2014 annual meeting of stockholders, held in Stockholm with electronically-linked participation available in New York City. We welcome investor input, and in particular, we invite stockholder feedback on the stockholder proposal set forth in Proposal V of this proxy statement relating to the right to act by written consent.

EXECUTIVE COMPENSATION HIGHLIGHTS

Compensation decisions made for 2014 were aligned with Nasdaq’s strong operational performance and reflect continued emphasis on variable, at-risk compensation paid out over the long-term. Compensation decisions are intended to reinforce our focus on performance and sustained, profitable growth that translates into stock price appreciation.

2014 annual incentives reflected our achievement of targeted corporate revenue ($2.1 billion) and above target corporate operating income (run rate) results ($873.6 million) in addition to accomplishment of strategic objectives and business unit financial results. The resulting annual incentive payouts to named executive officers ranged from 120%-169% of targeted amounts.

Our long-term incentive plan rewards named executive officers for long-term TSR. In 2012, PSUs were granted contingent upon three-year relative TSR performance as compared to industry peers and S&P 500 companies. The three-year performance cycle completed on December 31, 2014 with the following results:

—	Nasdaq cumulative TSR (per plan design): 82.1%	—	S&P 500 rank: 59th percentile

—	Industry peer rank: 67th percentile	—	Payout at 137% of target

2014 TOTAL DIRECT COMPENSATION FOR EACH NAMED EXECUTIVE OFFICER

NAMED EXECUTIVE OFFICER	BASE SALARY	CASH INCENTIVE AWARD	TARGET GRANT DATE FACE VALUE OF EQUITY AWARDS	TOTAL
Robert Greifeld Chief Executive Officer	$1,000,000	$2,550,450	$6,649,200	$10,199,650
Lee Shavel Chief Financial Officer and Executive Vice President, Corporate Strategy	$500,000	$900,375	$1,272,731	$2,673,106
Adena T. Friedman President	$396,947	$1,636,250	$8,272,690	$10,305,887
Hans-Ole Jochumsen President	$558,409	$1,623,000	$1,636,364	$3,817,773
John L. Jacobs Former Executive Vice President, Global Information Services	$475,000	$1,183,700	$1,000,003	$2,658,703

HELPFUL INFORMATION & ONLINE RESOURCES

Beginning on page 65, you will find answers to frequently asked questions about proxy materials, voting, our annual meeting and company filings and reports. We have also included a list of resources available on our website.

THE NASDAQ OMX GROUP, INC.	/3

2015 PROXY STATEMENT

PROPOSAL I: ELECTION OF DIRECTORS

The business and affairs of Nasdaq are managed under the direction of our Board of Directors. Our directors have diverse backgrounds and experience and represent a broad spectrum of viewpoints.

Pursuant to our Amended and Restated Certificate of Incorporation and By-Laws and based on our governance needs, the Board may determine the total number of directors. The Board is authorized to have 11 directors following our 2015 annual meeting.

Each of the 11 nominees identified in this proxy statement has been nominated by our Nominating & Governance Committee and Board of Directors for election to a one-year term. All nominees have consented to be named in this proxy statement and to serve on the Nasdaq Board, if elected.

In an uncontested election, our directors are elected by a majority of votes cast at any meeting for the election of directors at which a quorum is present. This election is an uncontested election, and therefore, each of the 11 nominees must receive the affirmative vote of a majority of the votes cast to be duly elected to the Board. Any shares not voted, including as a result of abstentions or broker non-votes, will not impact the vote.

Our corporate governance guidelines require that, in an uncontested election, an incumbent director must submit an irrevocable resignation as a condition to his or her nomination for election. If an incumbent director fails to receive the requisite number of votes in an uncontested election, the irrevocable resignation becomes effective and such resignation will be considered by the Nominating & Governance Committee. This Committee will recommend to the full Board whether or not to accept the resignation. The Board is required to act on the recommendation and to disclose publicly its decision-making process with respect to the resignation. All the incumbent directors have submitted the irrevocable resignation.

INFORMATION WITH RESPECT TO DIRECTOR NOMINEES

In evaluating candidates for nomination to the Board, the Nominating & Governance Committee reviews the skills, qualifications, characteristics and experience desired for the Board as a whole and for its individual members, with the objective of having a Board that reflects diverse backgrounds and senior level experience in the areas of global business, finance, legal and regulatory, technology and marketing. Characteristics of all directors include integrity, high personal and professional ethics, sound business judgment, the ability and willingness to commit sufficient time to fulfill their Board responsibilities, a commitment to representing the long-term interests of our stockholders and a willingness to fulfill their responsibilities related to affiliated self-regulatory organizations.

In evaluating the suitability of individual Board nominees, the Nominating & Governance Committee takes into account many factors, including general and diverse understanding of the global economy, capital markets, finance and other disciplines relevant to the success of a large publicly-traded financial services company; a general understanding of Nasdaq’s business and technology; the classification requirements under our By-Laws; the individual’s educational and professional background and personal accomplishments; and factors such as geography, gender, age and ethnic diversity. The Committee evaluates each individual candidate in the context of the Board as a whole, with the objective of maintaining a group of directors that can further the success of Nasdaq’s business, while representing the interests of stockholders, employees and the communities in which the company operates. In determining whether to recommend a Board member for re-election, the Nominating & Governance Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the most recent Board self-assessment.

THE NASDAQ OMX GROUP, INC.	/4

2015 PROXY STATEMENT

The Nominating & Governance Committee considers possible candidates suggested by Board and Committee members, industry groups, stockholders and senior management. In addition to submitting suggested nominees to the Nominating & Governance Committee, a Nasdaq stockholder may nominate a person for election as a director at Nasdaq’s annual meeting or at a special meeting, provided the stockholder follows the procedures specified in Nasdaq’s By-Laws. The Nominating & Governance Committee reviews all candidates in the same manner, regardless of the source of the recommendation.

In addition, the Nominating & Governance Committee may engage a third-party search firm from time-to-time to assist in identifying and evaluating qualified candidates. In connection with the recruitment of Mr. Kloet, the Nominating & Governance Committee retained the search firm of Heidrick & Struggles to help identify director prospects, perform candidate outreach, assist in reference and background checks and provide other related services.

We are obligated by the terms of a stockholders’ agreement dated February 27, 2008 between Nasdaq and Borse Dubai, as amended, to nominate and generally use best efforts to cause the election to the Nasdaq Board of one individual designated by Borse Dubai, subject to certain conditions. H.E. Kazim is the individual designated by Borse Dubai as its nominee.

We also are obligated by the terms of a stockholders’ agreement dated December 16, 2010 between Nasdaq and Investor AB to nominate and generally use best efforts to cause the election to the Nasdaq Board of one individual designated by Investor AB, subject to certain conditions. Mr. Ekholm is the individual designated by Investor AB as its nominee.

Finally, Nasdaq’s common stock is currently listed on The Nasdaq Stock Market and Nasdaq Dubai. In order to qualify as independent under the listing rules of The Nasdaq Stock Market, a director must satisfy a two-part test. First, the director must not fall into any of several categories that would automatically disqualify the director from being deemed independent. Second, no director qualifies as independent unless the Board affirmatively determines that the director has no direct or indirect relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the Nasdaq Dubai listing rules and the Markets Rules of the Dubai Financial Services Authority, a director is considered independent if the Board determines the director to be independent in character and judgment and to have no relationship or circumstances that are likely to affect, or could appear to affect, the director’s judgment in a manner other than in the best interests of the company.

Based upon detailed written submissions by each individual, the Board has determined that all of our current directors are independent under the rules of each of The Nasdaq Stock Market and Nasdaq Dubai, other than Mr. Greifeld. Mr. Greifeld is deemed not to be independent because he is the CEO of Nasdaq. In addition, in determining the independence of Mr. Kloet, the Board considered that Nasdaq and Mr. Kloet were recently party to a consulting arrangement under which Mr. Kloet provided his expertise on certain European projects. The arrangement terminated after approximately one month when Mr. Kloet was nominated to a position on the Board. Given the short nature of the arrangement, the fact that it was terminated prior to Mr. Kloet’s joining the Board and the de minimis amount of fees received, the Board concluded that Mr. Kloet is an independent director.

SUMMARY OF DIRECTOR NOMINEES

The following summarizes the characteristics of the nominees for director that led the Board to conclude that each director nominee is qualified to serve on the Board.

ALL DIRECTOR NOMINEES EXHIBIT

—	High personal and professional ethics	—	Leadership experience

—	A proven record of success	—	Knowledge of financial services and technology

—	A commitment to affiliated self-regulatory	—	A commitment to the long-term interests of our
	organizations		stockholders

—	Knowledge of corporate governance requirements	—	An appreciation of multiple cultures
and practices

THE NASDAQ OMX GROUP, INC.	/5

2015 PROXY STATEMENT

NOMINEES

CHARLENE T. BEGLEY Age: 48 Director since 2014 Other Public Company Boards: Red Hat, Inc.; WPP plc Board Committees: Audit

Ms. Begley served in various capacities for the General Electric Company, a diversified infrastructure and financial services company, from 1988-2013. Most recently, Ms. Begley served in a dual role as Senior Vice President and Chief Information Officer, as well as President and CEO of GE’s Home and Business Solutions Office, from January 2010-December 2013. Previously, Ms. Begley served as President and CEO of GE’s Enterprise Solutions from 2007-2009. At GE, Ms. Begley served as President and CEO of GE Plastics and GE Transportation. She also led GE’s Corporate Audit staff and served as CFO for GE Transportation and GE Plastics Europe and India. Ms. Begley is a member of the WPP and Red Hat audit and nominating committees.

Skills and Qualifications

—	Significant technology, cybersecurity, business process improvement and operational excellence experience
—	Extensive leadership experience of a highly complex global industrial and financial services company
—	Risk management, finance, audit and international business operations experience
—	Broad senior operational experience spanning diverse products and companies
—	Audit committee financial expert; served in a number of finance and audit roles at GE

STEVEN D. BLACK Age: 62 Director since 2011 Other Public Company Boards: None Board Committees: Management Compensation and Nominating & Governance

Mr. Black has been Co-CEO of Bregal Investments, a private equity firm, since September 2012. He was the Vice Chairman of JP Morgan Chase & Co. from March 2010-February 2011 and a member of the firm’s Operating and Executive Committees. Prior to that position, Mr. Black was the Executive Chairman of JP Morgan Investment Bank from October 2009-March 2010. Mr. Black served as Co-CEO of JP Morgan Investment Bank from 2004-2009. Mr. Black was the Deputy Co-CEO of JP Morgan Investment Bank since 2003. He also served as head of JP Morgan Investment Bank’s Global Equities business since 2000 following a career at Citigroup and its predecessor firms.

Skills and Qualifications

—	Extensive leadership experience of a highly complex global financial services company
—	Depth of knowledge from over 40 years of experience in the global financial services industry
—	Experience leading a global business in a regulated industry
—	Management development, compensation and succession planning experience
—	Extensive background in international public company governance

THE NASDAQ OMX GROUP, INC.	/6

2015 PROXY STATEMENT

BÖRJE E. EKHOLM

Age: 52

Director since 2011

Other Public Company Boards: Investor AB (until May 12, 2015), Telefonaktiebolaget LM Ericsson

Board Committees: Executive, Management Compensation and Nominating & Governance (Chair)

Mr. Ekholm is President and CEO of Investor AB, an industrial holding company. Following ten years as President and CEO of Investor AB, Mr. Ekholm will step down from his current position effective May 12, 2015 to lead a new division of Investor AB, Patricia Industries. Prior to becoming President and CEO in 2005, Mr. Ekholm was a member of the Management Group of Investor AB, where he had oversight of the new investments business. He previously served as the President of Novare Kapital AB, an early-stage venture capital company. He also served in various positions at McKinsey & Company, Inc. He is a member of the remuneration committee of Telefonaktiebolaget LM Ericsson.

Skills and Qualifications

—	Extensive leadership of a highly complex global financial services company
—	Significant expertise in international business operations
—	Extensive background in international public company governance
—	Broad knowledge of international markets with experience in finance, accounting, corporate strategy and technology
—	Management development, compensation and succession planning experience

ROBERT GREIFELD Age: 57 Director since 2003 Other Public Company Boards: None Board Committees: Executive

Mr. Greifeld was appointed CEO and elected to the Board in 2003. Prior to joining Nasdaq, he was Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991-1999, Mr. Greifeld was the President and COO.

Skills and Qualifications

—	Extensive leadership of a highly complex global financial services company in a regulated industry
—	Significant experience in technology leadership, as well as organizational and operational management
—	Transactional experience negotiating and structuring mergers and acquisitions
—	Management development, compensation and succession planning experience
—	Extensive background in international public company governance

THE NASDAQ OMX GROUP, INC.	/7

2015 PROXY STATEMENT

GLENN H. HUTCHINS Age: 59 Director since 2005 Other Public Company Boards: AT&T Board Committees: Executive (Chair) and Management Compensation

Mr. Hutchins is a Co-Founder of Silver Lake, a technology investment firm that was established in January 1999. He has been a Class B Director of the Federal Reserve Bank of New York since August 2011. Mr. Hutchins is the Chairman of the Board of Directors of SunGard Capital Corp.

Skills and Qualifications

—	Extensive leadership of, and transactional experience as, a private equity investor
—	In-depth knowledge of the technology sector
—	Management development, compensation and succession planning experience
—	Extensive experience in the public policy sector
—	Significant experience in technology leadership, as well as organizational and operational management

ESSA KAZIM Age: 56 Director since 2008 Other Public Company Boards: None Board Committees: Executive

H.E. Kazim has been Governor of the Dubai International Financial Center since January 2014. Since 2006, he has served as Chairman of Borse Dubai and Chairman of the Dubai Financial Market. H.E. Kazim began his career as a Senior Analyst in the Research and Statistics Department of the UAE Central Bank in 1988, and then he moved to the Dubai Department of Economic Development as Director of Planning and Development in 1993. He was then appointed Director General of the Dubai Financial Market from 1999-2006. H.E. Kazim is a member of the Supreme Fiscal Committee of Dubai.

Skills and Qualifications

—	Extensive leadership of a complex global business in a regulated industry
—	Broad knowledge of international markets with experience in finance, accounting, corporate strategy and technology
—	Management development, compensation and succession planning experience
—	Significant experience in technology leadership, as well as organizational and operational management
—	Extensive background in international public company governance

THE NASDAQ OMX GROUP, INC.	/8

2015 PROXY STATEMENT

THOMAS A. KLOET Age: 56 Director since 2015 Other Public Company Boards: None Board Committees: None

Mr. Kloet was the first CEO and Executive Director of TMX Group Limited, the holding company of the Toronto Stock Exchange, TSX Venture Exchange, Montreal Exchange, Canadian Depository for Securities, Canadian Derivatives Clearing Corporation and the BOX Options Exchange, from 2008-2014. Previously, he served as Senior Executive Vice President and COO of Fimat America’s from 2003-2008, overseeing all operating units of the U.S. broker-dealer of Société Générale. Mr. Kloet served as CEO of the Singapore Exchange from 2000-2002 and as senior vice president and chief administrative officer of ABN AMRO from 1997-2000. Mr. Kloet served as a Board member, treasurer and clearing chairman of the Chicago Mercantile Exchange from 1995-2000. He served as COO of Credit Agricole Futures, Inc. from 1990-1997, CFO of Index Futures Group from 1988-1990, Director of Internal Audit at Chicago Mercantile Exchange from 1985-1988 and Regulatory Staff Auditor at Chicago Mercantile Exchange from 1981-1982. Mr. Kloet is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. He is also a member of the U.S. Commodity Futures Trading Commission’s Market Risk Advisory Committee and was inducted into the Futures Industry Association Hall of Fame in March 2015.

Skills and Qualifications

—	Leadership of a complex global business in financial markets and regulated industries
—	Broad knowledge of international markets with experience in finance, accounting and corporate strategy
—	Management development, compensation and succession planning experience
—	Significant experience in technology leadership, as well as organizational, operational and risk management
—	Extensive background in international public company governance

JOHN D. MARKESE Age: 69 Director since 1996 Other Public Company Boards: None Board Committees: Audit (Chair), Executive and Nominating & Governance

Dr. Markese served on FINRA’s Board of Governors from 1998-2002. Since his retirement in October 2010, Dr. Markese has been the Vice Chairman of the American Association of Individual Investors, a not-for-profit organization providing investment education to individual investors founded in 1978. Previously, Dr. Markese was the President and CEO of the American Association of Individual Investors.

Skills and Qualifications

—	Audit committee financial expert, based on over 40 years of work in finance
—

Extensive financial expertise acquired through a doctoral degree in Finance and teaching business school classes in the areas of Corporate Finance, Financial Case Analysis, Portfolio Management and Investment Analysis

—	Extensive experience in risk management, financial operations, accounting, financial controls and reporting
—	Extensive background in international public company governance
—	Provides important insights from the perspective of the individual investor community

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2015 PROXY STATEMENT

ELLYN A. MCCOLGAN Age: 61 Director since 2012 Other Public Company Boards: None Board Committees: Audit and Nominating & Governance

From September 2010-September 2014, Ms. McColgan was an Executive Advisor at Aquiline Capital Partners, LLC, a private equity firm that invests in the financial services sector. She worked as a private consultant from February 2009-September 2010. From April 2008-January 2009, Ms. McColgan was President and COO of the Global Wealth Management Group of Morgan Stanley. Prior to that, she served in various senior management positions at Fidelity Investments from 1990-2007. Ms. McColgan was a director and member of the audit committee at Primerica from 2010-2011.

Skills and Qualifications

—	Extensive leadership experience of a highly complex global financial services company
—	Experience managing international business operations
—	Audit committee financial expert; significant experience managing CFOs
—	Extensive experience in risk management, financial operations, accounting, financial controls and reporting
—	Significant management development, compensation and succession planning experience

MICHAEL R. SPLINTER Age: 64 Director since 2008 Other Public Company Boards: Applied Materials, Inc. Board Committees: Executive and Management Compensation (Chair)

Mr. Splinter has served as Executive Chairman of the Board of Directors of Applied Materials, Inc., a global leader in nanomanufacturing technology™ solutions for the electronics industry, since September 2013. At Applied Materials, he served as Chairman of the Board of Directors from March 2009-September 2013, CEO from April 2003-September 2013 and President from April 2003-June 2012. An engineer and technologist, Mr. Splinter is a 40-year veteran of the semiconductor industry. Prior to joining Applied Materials, Mr. Splinter was an executive at Intel Corporation.

Skills and Qualifications

—	Leadership of a complex global technology business
—	Extensive background in international public company governance at a Nasdaq-listed company
—	Management development, compensation and succession planning experience
—	Significant international business operations experience
—	Technology, cybersecurity, business process improvement and operational excellence experience

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2015 PROXY STATEMENT

LARS R. WEDENBORN Age: 56 Director since 2008 Other Public Company Boards: None Board Committees: Audit

Mr. Wedenborn was elected Chairman of the Nasdaq OMX Nordic Ltd. Board in October 2009. He is CEO of FAM AB, which is wholly owned by the Wallenberg Foundations. He started his career as an auditor. During 1991-2000, he was Deputy Managing Director and CFO at Alfred Berg, a Scandinavian investment bank. He served with Investor AB, a Swedish industrial holding company, as Executive Vice President and CFO from 2000-2007. Mr. Wedenborn was a member of the Board of OMX AB prior to its acquisition by Nasdaq.

Skills and Qualifications

—	Extensive leadership of a highly complex financial organization
—	Audit committee financial expert; Master of Economics, University of Uppsala
—	Extensive experience in risk management, financial operations, accounting, financial controls and reporting
—	Extensive background in international public company governance
—	Management development, compensation and succession planning experience

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2015 PROXY STATEMENT

DIRECTOR COMPENSATION

Annual non-employee director compensation is based upon a compensation year beginning and ending in May. Staff directors do not receive compensation for serving on the Board. The following table shows the compensation policy for non-employee directors currently in effect.

ITEM	MAY 2014 – MAY 2015 (1)
Annual retainer for Board members (other than the Chairman)	$80,000
Annual retainer for Board Chairman	$205,000
Annual equity award for all Board members (grant date market value)	$115,000
Annual Audit Committee Chair compensation	$25,000
Annual Audit Committee member compensation	$5,000
Annual Management Compensation Committee Chair compensation	$25,000
Annual Management Compensation Committee member compensation	$5,000
Annual Nominating & Governance Committee Chair compensation	$15,000
Board meeting attendance fee (per meeting)	$1,500
Committee meeting attendance fee (per meeting)	$1,500

(1)	The amounts in this table remained unchanged as compared to the prior compensation year, except the annual retainer for the Board Chairman increased to $205,000 from $180,000.

Each non-employee director may elect to receive the annual retainer in cash (payable in equal semi-annual installments), equity or a combination of cash and equity. The annual equity award and any equity elected as part of the annual retainer are awarded automatically on the date of the annual meeting of stockholders immediately following election and appointment to the Board. These equity awards vest in full one year from the date of grant.

Each non-employee director also may elect to receive Committee Chair, Committee member and/or meeting fees in cash or equity. Cash payments for Committee service are made in a lump sum near the beginning of the compensation year. If a director elects to receive equity for Committee service in lieu of cash, the equity will be awarded on the date of the annual meeting of stockholders and will vest in full one year from the date of grant. Cash payments for Board and Committee meeting fees are made in arrears on a semi-annual basis. If a director elects to receive equity for Board and Committee meeting fees in lieu of cash, the equity will be awarded on the date of the next annual meeting of stockholders and will vest in full immediately.

All equity paid to Board members consists of RSUs. The amount of equity to be awarded is calculated based on the closing market price of our common stock on the date of the annual meeting. Unvested equity is forfeited in certain circumstances upon termination of the director’s service on the Board.

Directors are reimbursed for business expenses and reasonable travel expenses for attending Board and Committee meetings. Non-employee directors do not receive retirement, health or life insurance benefits. Nasdaq provides each non-employee director with director and officer liability insurance coverage, as well as accidental death and dismemberment and travel insurance for and only when traveling on behalf of Nasdaq.

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2015 PROXY STATEMENT

STOCK OWNERSHIP GUIDELINES

Under our stock ownership guidelines, non-employee directors must maintain a minimum ownership level in Nasdaq common stock of five times the annual cash retainer. Shares owned outright, through shared ownership and in the form of vested and unvested restricted stock, are taken into consideration in determining compliance with these stock ownership guidelines. Exceptions to this policy may be necessary or appropriate in individual situations, and the Chairman of the Board may approve such exceptions from time to time. New directors have until four years after their initial election to the Board to obtain the minimum ownership level. All of the directors who were required to be in compliance with the guidelines on December 31, 2014 were in compliance with the guidelines as of that date.

2014 DIRECTOR COMPENSATION TABLE

NAME (1)	FEES EARNED OR PAID IN CASH ($) (2)(3)	STOCK AWARDS ($) (4)(5)(6)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Charlene T. Begley	$74,828	$115,017	–	–	–	–	$189,845
Steven D. Black	$53,500	$225,569	–	–	–	–	$279,069
Börje E. Ekholm	$199,000	$115,017	–	–	–	–	$314,017
Glenn H. Hutchins	$23,000	$202,581	–	–	–	–	$225,581
Essa Kazim	$99,500	$115,017	–	–	–	–	$214,517
Thomas A. Kloet	–	–	–	–	–	–	–
John D. Markese (7)	$225,000	$115,017	–	–	–	–	$340,017
Ellyn A. McColgan	$50,000	$195,053	–	–	–	–	$245,053
Thomas F. O’Neill	$99,500	$115,017	–	–	–	–	$214,517
James S. Riepe	$49,000	–	–	–	–	–	$49,000
Michael R. Splinter	$46,000	$202,581	–	–	–	–	$248,581
Lars R. Wedenborn (8)	$113,764	$195,053	–	–	–	–	$308,817

(1)	Robert Greifeld is not included in this table as he is an employee of Nasdaq and thus receives no compensation for his service as a director. For information on the compensation received by Mr. Greifeld as an employee of the company, see “Compensation Discussion and Analysis” and “Executive Compensation Tables.”

(2)	The differences in fees earned or paid in cash reported in this column largely reflect differences in each individual director’s election to receive the annual retainer in cash, RSUs or a combination of cash and RSUs. This election is made at the beginning of the Board compensation year in May and applies throughout the year. In addition, the difference in fees earned or paid also reflects Committee service and meeting attendance.

(3)	As discussed above, Nasdaq allows directors to receive Committee Chair, Committee member and/or meeting fees in equity, rather than cash. Accordingly, Messrs. Black, Hutchins and Splinter have elected to receive the amounts reported in this column in the form of equity that will be awarded in May 2015.

(4)	The amounts reported in this column reflect the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in note 12 to the company’s audited financial statements for the fiscal year ended December 31, 2014 included in our annual report on Form 10-K. The differences in the amounts reported among non-employee directors primarily reflect differences in each individual director’s election to receive a portion of the annual retainer in cash or RSUs.

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2015 PROXY STATEMENT

(5)	These stock awards, which were awarded on May 7, 2014, represent the annual equity award and any portion of the annual retainer that the director elected to receive in equity. Each non-employee director received the annual equity award, which consisted of 3,117 RSUs with a grant date fair value of $115,017. Messrs. Black, Hutchins, Splinter, Wedenborn and Ms. McColgan elected to receive all of their annual retainers in equity, so they each received an additional 2,169 RSUs with a grant date fair value of $80,036 for a total grant date fair value of $195,053. In addition, Messrs. Black, Hutchins and Splinter elected to receive Committee Chair, Committee member and/or meeting fees in equity, rather than cash. Accordingly, Mr. Black received an additional 827 RSUs with a grant date fair value of $30,516 and Messrs. Hutchins and Splinter received an additional 204 RSUs with a grant date fair value of $7,528.

(6)	The aggregate number of unvested and vested shares and units of restricted stock beneficially owned by each non-employee director as of December 31, 2014 is summarized in the following table:

DIRECTOR	NUMBER OF UNVESTED RESTRICTED SHARES AND UNITS	NUMBER OF VESTED RESTRICTED SHARES AND UNITS
Charlene Begley	3,117	–
Steven D. Black	5,286	10,560
Börje E. Ekholm	3,117	23,033
Glenn H. Hutchins	5,286	23,440
Essa Kazim	3,117	21,357
Thomas A. Kloet	–	–
John D. Markese	3,117	56,781
Ellyn A. McColgan	5,286	15,034
Thomas F. O’Neill	3,117	13,831
James S. Riepe	–	31,777
Michael R. Splinter	5,286	28,612
Lars R. Wedenborn	5,286	2,599

(7)	Fees earned by Dr. Markese include $75,000 for his service as a director of our U.S. exchange subsidiaries.

(8)	Fees earned by Mr. Wedenborn include $37,264 (€28,041) for his service as Chairman of the Board of NASDAQ OMX Nordic Ltd. This amount was converted to U.S. dollars from euros at an exchange rate of $1.3289 per euro, which was the average exchange rate for 2014.

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2015 PROXY STATEMENT

CORPORATE GOVERNANCE

The following section provides an overview of our corporate governance structure and the responsibilities of the Board and each of its Committees.

GOVERNANCE DOCUMENTS AND CHARTERS

The following materials related to corporate governance at Nasdaq are reviewed regularly by the Board. These materials are available on our website (see “Online Resources” on page 69). These documents are also available, free of charge, by writing to Joan C. Conley, Senior Vice President and Corporate Secretary, The NASDAQ OMX Group, Inc., 805 King Farm Boulevard, Rockville, MD 20850, or by email (corporatesecretary@nasdaq.com).

— Board of Directors Duties and Obligations — Corporate Governance Guidelines — Nasdaq Code of Conduct for the Board of Directors	— Nasdaq Board Committee Charters — Procedures for Communicating with the Board of Directors — Nasdaq Code of Ethics

THE BOARD’S PURPOSE

The Nasdaq Board represents and acts on behalf of our stockholders and is committed to strong corporate governance policies, practices and procedures designed to make the Board more effective in exercising its oversight role. While the Board does not have responsibility for day-to-day management of the company, it stays informed about the company’s business and provides guidance to company management through periodic meetings, site visits and other interactions. The Board is deeply involved in the company’s strategic planning process, leadership development, succession planning and oversight of risk management. The Board has created a strong Committee structure designed to ensure effective and efficient Board operations.

ATTENDANCE AT BOARD MEETINGS

The Board held 14 meetings during the year ended December 31, 2014, and the Board met in executive session without management present during all of those meetings. None of the current directors attended fewer than 75% of the meetings of the Board and those Committees on which the director served during the 2014 calendar year.

ATTENDANCE AT MEETINGS OF STOCKHOLDERS

Nasdaq’s policy is to encourage all directors to attend annual and special meetings of our stockholders. Ten of the current members of the Board attended the annual meeting held on May 7, 2014.

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2015 PROXY STATEMENT

BOARD’S LEADERSHIP STRUCTURE

In accordance with our Corporate Governance Guidelines, Nasdaq separates the roles of Chairman of the Board and CEO. Nasdaq believes that this separation of roles promotes more effective communication channels for the Board to express its views on management. Nasdaq’s CEO, Robert Greifeld, who has over twenty years’ experience in the securities industry, is responsible for the strategic direction, day-to-day leadership and performance of Nasdaq. The Chairman of Nasdaq’s Board, Börje E. Ekholm, who brings to the Board the perspective of a large stockholder, provides guidance to the CEO, presides over meetings and executive sessions of the Board and serves as the primary liaison between the CEO and the other directors. We believe that this separation of roles and allocation of distinct responsibilities to each role facilitates communication between senior management and the full Board about issues such as corporate governance, management development, succession planning, executive compensation and company performance.

BOARD’S RISK OVERSIGHT ROLE

Nasdaq’s management has day-to-day responsibility for: (i) identifying risks and assessing them in relation to Nasdaq’s strategies and objectives, (ii) implementing suitable risk mitigation plans, processes and controls and (iii) appropriately managing risks in a manner that serves the best interests of Nasdaq, its stockholders and other stakeholders. Nasdaq has a Global Risk Steering Committee, comprised of employees, that regularly reviews risks for materiality and refers significant risks to the Board or specific Board Committees. To support the work of the Global Risk Steering Committee, Nasdaq also has recently created a Technology Risk Steering Committee, which is responsible for monitoring systems risks across the organization, and a Global Compliance Council, which monitors regulatory and corporate compliance risks across the company.

Nasdaq’s Board has ultimate responsibility for overseeing risk management with a focus on the most significant risks facing the company. The Board is assisted in meeting this responsibility by several Board Committees as described below. Furthermore, non-management directors meet in executive session on a regular basis without the presence of management to discuss matters, including matters pertaining to risk. Nasdaq does not believe that the Board’s role in risk oversight has affected its leadership structure.

CODE OF ETHICS: BOARD AND EMPLOYEES

We have adopted the Nasdaq Code of Ethics, which is applicable to all of our employees, including the principal executive officer, the principal financial officer and the controller and principal accounting officer, and contractors. In addition, we have a separate Nasdaq Code of Conduct for the Board, which contains provisions specifically applicable to directors. We post amendments to or waivers from the Nasdaq Code of Ethics (to the extent applicable to the principal executive officer, the principal financial officer or the controller and principal accounting officer) or to the Nasdaq Code of Conduct for the Board on our website (see “Online Resources” on page 69). We also disclose amendments or waivers to the codes in any manner otherwise required by the standards applicable to companies listed on The Nasdaq Stock Market.

ANNUAL INDEPENDENT BOARD AND MEMBER EVALUATIONS

The Board conducts an annual performance evaluation through an independent consultant. This process, which is overseen by the Nominating & Governance Committee, includes both a review of the Board as a whole and member self-assessments. Among other things, the evaluation assesses the effectiveness of the operations of the Board and each Committee.

SUCCESSION PLANNING

On an annual basis, the Management Compensation Committee, the Board and the CEO review the succession planning and management development program. The Management Compensation Committee reviews the long-term succession plan for development, retention and replacement of senior officers. In addition, the CEO prepares, and the Board reviews, a short-term succession plan that delineates a temporary delegation of authority to certain officers of the company, if all or a portion of the senior officers should unexpectedly become unable to perform their duties. In conjunction with the annual report of the succession plan, the CEO also reports on Nasdaq’s program for senior management leadership development.

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2015 PROXY STATEMENT

BOARD COMMITTEES AND RESPONSIBILITIES

The standing Committees of the Board include: the Audit Committee, the Executive Committee, the Management Compensation Committee and the Nominating & Governance Committee. Each of these Committees, other than the Executive Committee, is composed exclusively of directors determined by the Board to be independent. The Chair of each Committee reports to the Board in Chairman’s Session or Executive Session on actions taken at each meeting. Each Committee has the authority to retain independent advisers. Each Committee has a charter that is available on Nasdaq’s website (see “Online Resources” on page 69).

AUDIT COMMITTEE	Primary Responsibilities:
2014 Meetings: 10	— Oversees Nasdaq’s financial reporting process on behalf of the Board.
John D. Markese (Chair) Charlene T. Begley Ellyn A. McColgan Lars R. Wedenborn	— Appoints, retains, approves the compensation of and oversees the independent registered public accounting firm.
— Assists the Board by reviewing and discussing the quality and integrity of accounting, auditing, staffing and financial reporting practices at Nasdaq.
— Assists the Board by reviewing the adequacy and effectiveness of internal controls over Nasdaq’s risk management and regulatory program.
— Reviews all related party transactions.
— Assists the Board in reviewing and discussing Nasdaq’s global ethics and corporate compliance program and confidential whistleblower process.
— Assists the Board in its oversight of the internal audit function.
Risk Oversight Role:
— Reviews the financial information, the systems of internal controls, financial reporting and the legal and compliance process.
— Reviews the ERM structure and process.
Independence:

—     Each member of the Audit Committee is independent as defined in Rule 10A-3 adopted pursuant to the Sarbanes-Oxley Act of 2002 and in the listing rules of The Nasdaq Stock Market. The Board determined that all of the members of the Audit Committee are “audit committee financial experts” within the meaning of SEC regulations. Each also meets the “financial sophistication” standard of The Nasdaq Stock Market.

EXECUTIVE COMMITTEE	Primary Responsibilities:
2014 Meetings: None	— Subject to the limitations in our By-Laws, the Executive Committee has the general power and authority of the Board to act in the management of its business and affairs.
Glenn H. Hutchins (Chair) Börje E. Ekholm Robert Greifeld Essa Kazim John D. Markese Michael R. Splinter

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2015 PROXY STATEMENT

MANAGEMENT COMPENSATION COMMITTEE	Primary Responsibilities: — Establishes compensation philosophy. — Reviews all compensation and benefit programs applicable to Nasdaq’s
2014 Meetings: 6	executive officers annually. Any material changes are presented to the full Board for approval.
Michael R. Splinter (Chair) Steven D. Black Börje E. Ekholm Glenn H. Hutchins

—     Reviews, and refers to the Board for approval, the base salary, incentive compensation, performance goals and equity awards for executive officers.

—      Reviews and approves employment agreements, severance arrangements and change-in-control agreements for executive officers. Such agreements for the CEO also are referred to the full Board for approval.

—      Reviews and approves the base salary and incentive compensation for those non-executive officers with target total cash compensation in excess of $750,000 or an equity award valued in excess of $600,000.

Risk Oversight Role:

—     Monitors the risks associated with elements of the compensation program,

including organizational structure, compensation plans and goals, succession planning, organizational development and selection processes.

—     Evaluates the effect the compensation structure may have on risk-related decisions.

Independence:

—     Each member of the Management Compensation Committee is

independent and meets the additional eligibility requirements set forth in the listing rules of The Nasdaq Stock Market.

NOMINATING & GOVERNANCE COMMITTEE	Primary Responsibilities: — Determines the skills and qualifications necessary for the Nasdaq Board and develops criteria for selecting potential directors.
2014 Meetings: 7	— Identifies, reviews, evaluates and nominates candidates for vacancies on the Nasdaq Board.
Börje E. Ekholm (Chair) Steven D. Black John D. Markese Ellyn A. McColgan

—     Performs an annual review of the overall effectiveness of the Board.

—      Monitors company compliance with corporate governance requirements.

—     Reviews and recommends the Board and Committee leadership structure.

—      Reviews and recommends to the Board candidates for election as officers with the rank of Executive Vice President or above.

—     Together with the Management Compensation Committee, annually reviews the performance of the CEO.

Risk Oversight Role:

—     Oversees risks related to the company’s governance structure, trends,

policies and processes.

—      Monitors independence of the Board.

Independence:

—     Each member of the Nominating & Governance Committee is independent,

as required by the listing rules of The Nasdaq Stock Market.

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2015 PROXY STATEMENT

CORPORATE RESPONSIBILITY

Nasdaq expanded its commitment to smart and sustainable business practices in 2014 by creating a robust Corporate Responsibility Program. This program is made up of three separate yet related work streams: sustainability, philanthropy, and volunteerism. We regularly provide outreach, education and assistance to dozens of Nasdaq-listed public companies in these three areas—through the creation and launch of corporate sustainability programs, underwriting original research and collaborative projects or simply providing a public forum for the discussion of corporate responsibility best practices.

Nasdaq is also increasingly active in global thought leadership when it comes to the exchange industry. We partnered with the United Nations to create the Sustainable Stock Exchanges Initiative and serve as Chair of the sustainability working group at the World Federation of Exchanges. Both efforts involve dozens of stock exchanges, from many different nations and economic circumstances, all voluntarily working together to find consensus on the material value of responsible and transparent business practices. We proactively engage our employees, our customers, our regulators and even other exchanges in the quest for more sustainable and inclusive business practices.

SUSTAINABILITY

Creating long-term value by focusing on key environmental, social, and governance practices

—	More than 40 sustainability-related events at MarketSite, our signature location in New York

—	Integration of a new and more robust environmental metrics tracking tool

—	Participation in virtually all of the major sustainability reporting programs

—	Quarterly webinars for issuers, focused on energy management, supply chain and related topics

—	Research and analysis of green investment trends, as well as our own product suite

PHILANTHROPY

Using the economic power and global reach of our enterprise to create positive change in the world

—	Launch of a new, dollar-for-dollar employee donation matching program

—	Grants and other charitable gifts via the Nasdaq Educational Foundation (see “Online Resources” on page 69).

—	Creation of a new Nasdaq Entrepreneurial Center in San Francisco (opening Fall 2015)

VOLUNTEERISM

Building stronger connections between our business, our employees and the communities that we serve

—	Paid leave time for employees to volunteer in local, charitable or educational institutions

—	More detailed tracking and reporting of employee volunteering hours and causes

—	Mentoring through relationships with Nasdaq Educational Foundation partners

—	Created the Women’s Initiative at Nasdaq to engage, educate and empower female professionals across all divisions of Nasdaq and champion the firm’s cultural values. This organization has more than 400 members located in 18 countries.

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2015 PROXY STATEMENT

PROPOSAL II: APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON AN ADVISORY BASIS

We are asking stockholders to approve, on an advisory basis, the company’s executive compensation as reported in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 21 of this proxy statement, as well as the executive compensation tables and narrative beginning on page 38. The Compensation Discussion and Analysis describes our executive compensation program and the decisions made by our Management Compensation Committee in 2014 in more detail. The compensation tables provide detailed information on the compensation of our named executive officers. The Board and the Management Compensation Committee believe that the compensation program for our named executive officers has been effective in meeting the core principles described in the Compensation Discussion and Analysis in this proxy statement, and has contributed to the company’s long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2015 annual meeting of stockholders:

RESOLVED, that the stockholders of The NASDAQ OMX Group, Inc. approve, on an advisory basis, the compensation of Nasdaq’s named executive officers, as disclosed in the proxy statement for Nasdaq’s 2015 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables and other related tables and narrative disclosure.

This advisory vote is not binding on the Board and the Management Compensation Committee. Although non-binding, the Board and the Management Compensation Committee will review and consider the outcome of the vote when making future decisions regarding our executive compensation program.

The Board has adopted a policy providing for annual stockholder advisory votes to approve the company’s executive compensation. The next advisory vote to approve executive compensation will occur at the 2016 annual meeting of stockholders.

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2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a summary of our executive compensation philosophy and programs and describes the compensation decisions we have made under these programs and the factors considered in making those decisions. This Compensation and Analysis focuses on the compensation of our CEO and the other named executive officers for 2014.

We design our executive compensation program to reward financial and operational performance, effective strategic leadership and achievement of business unit goals and objectives, which are key elements in driving stockholder value and sustainable growth. Our compensation program is grounded in best practices and ethical and responsible conduct.

Our Compensation Discussion and Analysis is organized as follows:

—	Business Performance

—	Compensation Decision Making

—	What We Pay and Why: Elements of Executive Compensation

—	Risk Mitigation and Other Pay Practices

BUSINESS PERFORMANCE

We achieved strong financial and operational performance across many of our business units in 2014. We achieved record results while continuing to diversify our business, invest significantly in future initiatives, and integrate our recent acquisitions. Our performance in 2014 included the following highlights.

(1) See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under U.S. GAAP.

KEY BUSINESS ACHIEVEMENTS

—	We led all U.S. exchanges with 189 IPOs, a 50% increase when compared to the prior year, and welcomed a total of 327 new listings. We also won 17 listing venue switches.

—	Due to improved volume in the markets and our progress in expanding functionality and product offerings, our net cash equity trading revenues rose 17.4%.

—	For the fifth consecutive year, we led all exchange operators in consolidated U.S. equity options market share.

—	Our Data Products business revenue grew 6.1% year-over-year, with a 38% increase in subscribers for Nasdaq Basic.

—	Nasdaq indexes were the basis for 166 exchange traded products with over $99 billion in assets under management.

—	98% of S&P 500 and 81% of FTSE companies were clients of our Technology Solutions business.

—	Our Market Technology business had a record year for new order intake, announcing new contracts with The Japan Exchange Group, the Singapore Exchange and the Philippines Stock Exchange, among others.

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2015 PROXY STATEMENT

STOCKHOLDER RETURN

—	Returned $276 million to our investors through repurchases of our common stock and the payment of quarterly cash dividends.

—	22% year-over-year growth in our stock price, significantly outperforming the S&P 500.

COMPENSATION DECISION MAKING

KEY GOVERNANCE FEATURES OF EXECUTIVE COMPENSATION PROGRAM

The following table summarizes the specific features of our executive compensation program. We believe our executive compensation practices drive performance and serve our stockholders’ long-term interests.

	WHAT WE DO		WHAT WE DON’T DO
+	We pay for performance.	–	We do not guarantee bonus payments for our named executive officers.
+	We have robust stock ownership guidelines.	–	We do not allow hedging or pledging of Nasdaq stock.
+	We have “clawback” policies.	–	We no longer award stock options.
+	We provide change in control protection that requires a “double trigger.”	–	We do not pay tax gross-ups on severance arrangements.
+	We provide only limited perquisites.	–	We do not provide ongoing supplemental executive retirement plans; all benefits have been frozen.
+	We conduct a comprehensive annual risk assessment of our compensation program.	–	We do not permit re-pricing of underwater stock options.

COMPENSATION PHILOSOPHY

We have endeavored to create a performance-based compensation program that meets the needs of our global company and its stockholders. On an annual basis, the Management Compensation Committee reviews Nasdaq’s compensation philosophy, programs and practices. The following core principles reflect the Management Compensation Committee’s current compensation philosophy:

—	The compensation program creates long-term stockholder value by fostering an ownership culture. We promote employee stock ownership, and owner behavior, by granting equity to all employees and providing the ability to buy shares through our ESPP.

—	The compensation program focuses on key business objectives. Our compensation program starts with strategic and financial goals and objectives, which inform all compensation decisions. Compensation decisions are also strongly influenced by client focus, regulatory compliance and ethical behavior.

—	The compensation program supports a high-performance environment via performance-based rewards. Variable pay is emphasized over fixed pay through participation of all employees in annual and long-term incentive plans.

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—	The compensation program reinforces the importance of meeting and/or exceeding performance targets through superior awards for superior performance and through differentiated awards based on performance achieved. However, compensation plans and arrangements do not encourage excessive risk-taking by management.

—	The compensation program enables Nasdaq to compete effectively for talent. The program is designed to attract, motivate and retain talented, high-performing individuals who are willing to commit to our success and to build long-term stockholder value.

—	We communicate compensation objectives and program clearly. Ongoing employee educational programs ensure that the compensation objectives and program are well understood and serve as an effective motivational tool.

Our philosophy is based on the following guiding principles. Each individual component of compensation is considered independently and is not based on a formula. Each component, however, is intended to be complementary to the overall compensation package awarded to the executive.

PAY FOR PERFORMANCE A substantial portion of compensation should be variable or “at risk” and directly linked to individual, company and business unit performance.	RETENTION Long-term time-based vesting features ensure that an employee must remain with the company for a period of time to receive value from the grant.

COMPETITIVE MARKET ANALYSIS

Total compensation should be sufficiently competitive with industry peers to attract and retain executives with similar levels of experience, skills, education and responsibilities.

INTERNAL EQUITY

Compensation should take into account the different levels of responsibilities and performance among our executives and between our CEO, who is responsible for the entire organization, and our other executives, who are responsible for a functional area or a line of business.

COLLATERAL IMPLICATIONS Our total compensation mix encourages executives to take appropriate risks to improve our performance and build long-term stockholder value.

STOCKHOLDER ALIGNMENT

The financial interests of executives should be aligned with the long-term interests of our stockholders through stock-based compensation and performance metrics that correlate with long-term stockholder value.

SAY ON PAY RESULTS AND STOCKHOLDER OUTREACH

Each year we carefully consider the results of our Say on Pay advisory vote from the prior year. At our 2014 annual meeting of stockholders, over 98% of the votes cast were in favor of the advisory vote to approve executive compensation. We feel these results demonstrated significant stockholder support of our compensation program’s design and goals, and we took into account the results of this advisory vote when making compensation decisions

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2015 PROXY STATEMENT

through the remainder of 2014 and into early 2015. In addition to the Say on Pay results, we also consider many other factors in evaluating our executive compensation programs, including our pay for performance philosophy and a competitive market analysis of peer companies. Consistent with our Say on Pay results and these other factors, in 2014 we retained the core elements of our executive compensation program, policies and decisions and believe that our programs continue to appropriately incentivize our senior management.

In addition to the perspective provided by the Say on Pay results, we also carefully solicit and consider feedback from our stockholders on executive compensation, corporate governance and other issues throughout the year. We welcome input from our stockholders on our executive compensation program through the communication process discussed in “Stockholder Communication with Directors.”

COMPENSATION DETERMINATIONS

We have established a process for evaluating the performance of the company, the CEO and other named executive officers for compensation purposes. On an annual basis, the Management Compensation Committee, the Board and Nominating & Governance Committee review our CEO’s performance in executive session. As part of their deliberative process, the Management Compensation Committee and Board evaluate our CEO’s performance against the pre-established corporate goals and determine appropriate CEO compensation. The factors considered include our CEO’s performance against his annual performance objectives, the performance of the company, the quality and development of the management team and the management of the CEO and executive succession plan.

With the support of the human resources department, our CEO develops compensation recommendations for each of the Presidents and Executive Vice Presidents for consideration by the Management Compensation Committee and the Board. As part of this process, our CEO meets individually with each executive to discuss his or her performance against pre-established objectives determined during the previous year, as well as performance objectives and development plans for the coming year. This meeting gives each executive an opportunity to present his or her perspective of his or her performance and potential objectives and challenges for the upcoming year. Our CEO presents the results of the meetings with each executive to the Management Compensation Committee for their review and consideration as part of their deliberation process.

COMPETITIVE POSTITIONING

To evaluate the external competitiveness of our executive compensation program, we compare certain elements of the program to similar elements used by peer companies. In setting 2014 compensation levels, the Management Compensation Committee used a comprehensive peer group, consisting of 20 companies, for competitive market analysis of the compensation program for our named executive officers. We believe using and disclosing a peer group supports good governance and provides valuable input into compensation levels and design.

The peer group has remained the same for the past several years. When initially forming the peer group, we considered potential peers among both direct industry competitors and companies in related industries with similar talent needs. After identifying potential peers on this basis, we used the following seven screening criteria to select appropriate peer companies:

— revenue size; — market capitalization size; — financial performance; — direct exchange competitors;	— financial services companies; — technology-dependent companies; and — companies with global complexity.

Each of these factors was initially weighted equally to develop a more refined list of companies for consideration. We then further reviewed each remaining company to determine its appropriateness for the final peer group with a particular focus on identifying meaningful talent peers. Certain companies were eliminated because of factors such as a significantly different market capitalization, limited competitive position for executive talent or limited global complexity relative to Nasdaq.

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2015 PROXY STATEMENT

We believe the current peer group includes an accurate representation of Nasdaq’s industry competitors and size-relevant, talent-focused comparators. In addition, we believe that year-over-year consistency in peer group usage is desirable for reviewing trends in market pay movement.

The peer group consists of the following companies:

— Automatic Data Processing, Inc. — BGC Partners Inc. — CBOE Holdings, Inc. — CME Group Inc. — Deutsche Börse — Discover Financial Services — DST Systems, Inc.	— E*TRADE Financial Corporation — Fidelity National Information Services, Inc. — Fiserv, Inc. — IntercontinentalExchange, Inc. — Invesco Ltd. — Legg Mason, Inc. — London Stock Exchange Group plc	— MasterCard Incorporated — NYSE Euronext (removed for 2015 upon acquisition) — TD Ameritrade Holding Corporation — TMX Group Inc. — The Charles Schwab Corporation — Visa Inc.

In addition to the peer group, we also take into account that Nasdaq faces competition for talent from private firms, such as high frequency and other small trading firms and private equity funds, for which public compensation data is not available.

Peer group data serves as only one reference point in evaluating our executive compensation program. We use this data to see how various elements of our executive compensation program compare to other companies. However, we do not set the compensation of our executives based on this data or target executive compensation to a specific percentile of the compensation set by our competitors. Instead, the comparison is conducted solely to determine if the compensation is competitive to the market. Each executive is evaluated individually based on skills, knowledge, performance, development potential and, in the Management Compensation Committee’s business judgment, the value he or she brings to the organization and Nasdaq’s retention risk.

CEO’S ROLE IN THE EXECUTIVE COMPENSATION PROCESS

Mr. Greifeld regularly attends Management Compensation Committee meetings at the invitation of the Management Compensation Committee. Mr. Greifeld provides his perspective to the Management Compensation Committee regarding executive compensation matters generally and the specific performance of the other executive officers.

However, in accordance with the listing rules of The Nasdaq Stock Market, Mr. Greifeld does not vote on executive compensation matters or attend executive sessions of the Management Compensation Committee or Board, and Mr. Greifeld is not present when his own compensation is being discussed or approved.

ROLE OF COMPENSATION CONSULTANTS

In 2014, our Human Resources Department engaged Meridian Compensation Partners to assist staff in gathering data, reviewing best practices and making recommendations to the Management Compensation Committee about our executive compensation program. Meridian does not provide any other services to Nasdaq other than executive compensation consulting. Meridian does not directly advise the Management Compensation Committee or attend meetings. In 2014, we paid Meridian $19,123 in fees for determining or recommending the amount or form of executive and director compensation and $154,520 in fees for other services.

TALLY SHEETS

When recommending compensation for the CEO and other named executive officers, the Management Compensation Committee reviews tally sheets that detail the various elements of compensation, including equity compensation, for each executive. These tally sheets are used to evaluate the appropriateness of the total compensation package, to compare each executive’s total compensation opportunity with his or her actual payout and to ensure that the compensation appropriately reflects the compensation program’s focus on pay for performance.

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2015 PROXY STATEMENT

WHAT WE PAY AND WHY: ELEMENTS OF EXECUTIVE COMPENSATION

	ELEMENT	DESCRIPTION	OBJECTIVES
FIXED	Base Salaries	— Fixed amount of compensation for service during the year	— Reward scope of responsibility, experience and individual performance
AT-RISK	Annual Incentive Compensation	— At-risk compensation, dependent on goal achievement — Formula-driven annual incentive linked to corporate financial and other goals and business unit strategic objectives

—  Promote strong business results by rewarding value drivers, without creating an incentive to take excessive risk

—  Serve as key compensation vehicle for rewarding results and differentiating individual performance each year

Long-Term Incentive Compensation

—   Award values are granted based on market competitive norms and individual performance

—   PSUs are earned and vested after a three-year performance cycle

—   PSUs paid in shares of common stock upon vesting based on relative TSR ranking compared to peers and to the broad market, over each cycle

—   Motivate and reward executives for out performing peers over several years

—   Ensure that executives have a significant stake in the long-term financial success of the company, aligned with the stockholder experience

—   Promote longer-term retention

BENEFITS	Retirement and Health and Welfare

—   401(k) Plan with company match, plus additional discretionary contributions based on years of service

—   Comprehensive welfare benefits

—   Frozen pension plan, frozen SERP and discontinued Supplemental ERC plan

— Provide market-competitive benefits to attract and retain top talent — Frozen plans reflect legacy arrangements
SEVERANCE	Limited Severance Arrangements – Change In Control	— Severance and related benefits paid upon termination without cause or resignation for good reason following a change in control — Equity vesting provisions upon termination post-change in control

—   Assist in attracting top talent

—   Preserve executive objectivity when considering transactions in the best interest of stockholders

—   Retention of executives through a change in control

—   Equity provisions keep executives whole in situations where shares may no longer exist or awards cannot otherwise be replaced

	Limited Severance Arrangements – Other	— Limited amounts under employment arrangements with some executive officers — Discretionary guidelines, for involuntary terminations without cause	— Assist in attracting top talent — Provide transition assistance if employment ends involuntarily — Allow the company to obtain release of employment-related claims
OTHER	Limited Perquisites	— Limited additional benefits provided to certain executives, including financial counseling, annual health exams, supplemental insurance (non-U.S.), and car and driver to the CEO	— Provide nominal additional assistance that allows executives to focus on their duties

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2015 PROXY STATEMENT

We have three elements of total direct compensation: base salary, cash incentive awards and long-term equity compensation. As illustrated in the accompanying chart, in 2014, 90% of the named executive officers’ total direct compensation was performance based or at-risk. 63% was in the form of long-term equity compensation, while 27% related to cash incentive awards and 10% related to base salary.

BASE SALARY

We normally review base salaries on an annual basis in December. In addition, we may make adjustments to base salaries during the year in response to significant changes in an executive’s responsibilities or events that would impact the long-term retention of a key executive. Salaries are established at levels commensurate with each executive’s title, position and experience, recognizing that each executive is managing a component of a complex global company.

Under the terms of Mr. Greifeld’s employment agreement, his base salary for 2014 was $1 million, which has remained unchanged since 2006, consistent with the terms of his employment agreement and the provisions of Section 162(m) of the Code that limit tax deductibility for non-performance-based compensation.

During 2014, Mr. Jochumsen’s base salary was increased when he was promoted to President and relocated to the United States. As a result of his change in responsibilities, Mr. Jochumsen entered into a new employment agreement that set his base salary at $600,000.

The following table shows each named executive officer’s base salary at December 31, 2014 and 2013.

NAMED EXECUTIVE OFFICER	BASE SALARY AT DECEMBER 31, 2014	BASE SALARY AT DECEMBER 31, 2013
Robert Greifeld	$1,000,000	$1,000,000
Lee Shavel	$500,000	$500,000
Adena T. Friedman	$750,000	–
Hans-Ole Jochumsen (1)	$600,000	$516,096
John L. Jacobs	$475,000	$475,000

(1)	Mr. Jochumsen’s 2013 base salary of 3,360,000 Swedish krona is converted into U.S. dollars at an exchange rate of $0.1536 per krona, which was the average exchange rate for 2013.

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2015 PROXY STATEMENT

ANNUAL INCENTIVE COMPENSATION

Annual performance-based cash incentives are an integral part of our executive compensation program. Our named executive officers receive such awards through our ECIP.

Plan-Based Target Award Opportunities. At the beginning of each year, target annual cash incentive award opportunities are established for our named executive officers. Consistent with his employment agreement, Mr. Greifeld’s target annual cash incentive award opportunity for 2014 was 210% of base salary. For 2014, the target annual cash incentive award opportunities for each of the other named executive officers were set at amounts ranging from $700,000 to $1,250,000, which represents 147% to 167% of base salary, based on an assessment of each officer’s position and responsibilities, the competitive market analysis and the company’s retention objectives.

The following target incentive opportunities were adjusted in 2014:

—	Mr. Jochumsen’s target incentive compensation was increased in connection with his promotion to President.

—	Mr. Jacobs’ target incentive compensation was increased to reflect increased responsibilities associated with his 2013 promotion to Executive Vice President, Global Information Services, and to better align with competitive external norms.

The following table shows each named executive officer’s target annual incentive opportunity in 2014 and 2013.

NAMED EXECUTIVE OFFICER	2014 TARGET ANNUAL INCENTIVE OPPORTUNITY	2013 TARGET ANNUAL INCENTIVE OPPORTUNITY
Robert Greifeld	$2,100,000	$2,100,000
Lee Shavel	$750,000	$750,000
Adena T. Friedman	$1,250,000	N/A
Hans-Ole Jochumsen (1)	$1,000,000	$768,000
John L. Jacobs	$700,000	$600,000

(1)	Mr. Jochumsen’s 2013 target annual incentive opportunity is converted from Swedish krona into U.S. dollars at an exchange rate of $0.1536 per krona, which was the average exchange rate for 2013.

Performance Goals. The annual cash incentive award payments for our executives are based on the achievement of pre-established performance goals. The CEO selects and recommends goals for each President and Executive Vice President based on their areas of responsibility and input from each executive. The Management Compensation Committee and the Board review and consider our CEO’s recommendations and approve the goals for the coming year after identifying the objectives most critical to our future growth and most likely to hold executives accountable for the operations for which they are responsible.

The annual cash incentive awards are tied to results in the following areas:

—	five corporate objectives, including:
¡	operating income (run rate), which measures business efficiency and profitability;
¡	net revenue, which measures the ability to drive revenue growth;
¡	enterprise system resiliency, which measures concentration risk, system stability and failover/disaster recovery;
¡	enterprise development, which measures leader development and succession, and overall employee satisfaction and motivation; and
¡	enterprise employee engagement, which measures overall employee satisfaction and motivation; and
—	business unit strategic objectives, which are defined business unit-specific goals that contribute to the company’s short and long-term performance.

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2015 PROXY STATEMENT

Operating income (run rate) and net revenue are the company’s primary measures of short-term business success and key drivers of long-term stockholder value. Operating income (run rate) and net revenue targets are set at the beginning of each year, as part of the company’s annual budgeting process, and are subject to adjustment for transactions and other extraordinary events. The system resiliency, leadership development and employee engagement objectives are established at the beginning of the year by the Management Compensation Committee and Board to focus the executive team on certain enterprise initiatives.

Business unit strategic objectives also are established at the beginning of the year, and are subject to adjustment for transactions and other extraordinary events. The business unit strategic objectives consist of financial and non-financial strategic objectives specific to the business unit. The Management Compensation Committee and Board set the business unit strategic objectives to reflect the key responsibilities of each executive and incent focus on particular objectives in 2014.

We set goals at levels where the maximum payout would be difficult to achieve and beyond budget assumptions. The following table shows each named executive officer’s performance objectives for 2014 and the relative weighting of these objectives.

	CORPORATE OPERATING INCOME (RUN RATE)	CORPORATE NET REVENUE	ENTERPRISE SYSTEM RESILIENCY	ENTERPRISE DEVELOPMENT & ENGAGEMENT	ENTERPRISE EMPLOYEE ENGAGEMENT	BUSINESS UNIT FINANCIAL AND STRATEGIC OBJECTIVES
Robert Greifeld	55%	20%	15%	10%	0%	0%
Lee Shavel	45%	10%	0%	0%	10%	35%
Adena T. Friedman	10%	10%	0%	0%	5% (1)	75%
Hans-Ole Jochumsen	10%	10%	0%	0%	10%	70%
John L. Jacobs	10%	10%	0%	0%	10%	70%

(1) 5% weighting reflects mid-year start date and impact on employee engagement.

Potential Payouts. Payouts are determined after the end of the year and are based on the sum of (i) actual performance under each corporate objective and (ii) actual performance against an executive’s business unit strategic objectives. Each goal applicable to the named executive officers for 2014 had a minimum, target and maximum performance level.

Scoring of each goal is based on actual goal achievement compared to the target. In 2014, payouts on each goal could vary between 0% and 200% of the target. However, the non-financial goals were subject to a funding modifier aligned with the achievement of either corporate or business unit financial goals. This limitation ensures that the payout of overachievement against non-financial goals is aligned with financial results.

Payouts under the incentive compensation program also take into account ethical and responsible conduct, and awards are subject to adjustment at the full discretion of the Management Compensation Committee.

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2015 PROXY STATEMENT

Corporate Objectives Performance vs. Goals. The table below summarizes the 2014 corporate objectives.

CORPORATE OBJECTIVE	MINIMUM (0% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	NASDAQ’S RESULTS FOR 2014 AS MEASURED FOR COMPENSATION PURPOSES	PAYOUT PERCENTAGE OF TARGET INCENTIVE AWARD AMOUNT (2)
Operating Income (Run Rate) (1)	$792m	$843m - $863m	$918m	$873.6m	119%
Net Revenue (1)	$1,990m	$2,075m - $2,105m	$2,190m	$2,088.5m	100%
Enterprise Employee Engagement	5% improvement	10% improvement	15% improvement	10% improvement	100%
Enterprise Leadership and Engagement	5% improvement/ Leadership Development Progress	10% improvement/ Leadership Development Progress	15% improvement/ Leadership Development Progress	150% performance	144%
Enterprise System Resiliency	All business units meet floor performance of resiliency goals	All business units meet target performance of resiliency goals	All business units meet ceiling performance of resiliency goals	197% performance	144%

(1)	For compensation purposes, operating income (run rate) and net revenue exclude the effects of foreign exchange. Operating income (run rate) also excludes non-recurring expense items relating to the following: integration expenses related to recently acquired businesses, a charge related to the reversal of a receivable under a tax sharing agreement with an unrelated third party, and other expenses. As a result, these calculations differ from the U.S. GAAP calculations of operating income and revenues less transaction-based expenses reported in our annual report on Form 10-K.

(2)	For some goals, overachievement funding amount was capped by operating income (run rate) results.

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2014 Business Unit Financial and Strategic Objectives Performance vs. Goals. The Management Compensation Committee and Board assessed each officer’s achievement of the business unit strategic objectives in 2014, as described below.

NAMED EXECUTIVE OFFICER	GOAL	GOAL WEIGHTING	SCORE AS A PERCENT OF TARGET	FUNDED SCORE AS A PERCENT OF TARGET (1)
Lee Shavel	Corporate Strategy	10%	150%	144%
	Price/Earnings Growth	10%	188%	188%
	Acquisition and Share Repurchase ROIC Performance	10%	50%	50%
	Risk Management (Resiliency)	5%	166%	166%
Adena T. Friedman	Global Technology Solutions Margin	30%	82%	82%
	Corporate Client Group Listing Margin	20%	173%	173%
	Global Information Solutions Margin	20%	174%	174%
	IPO Cross Resiliency and Enhancements	5%	200%	200%
Hans-Ole Jochumsen	Global Trading & Market Services Profitability	40%	200%	200%
	Global Trading & Market Services Revenue	20%	180%	180%
	Global Trading & Market Services Systems Resiliency	10%	200%	144%
John L. Jacobs	Global Information Services Profitability	35%	200%	200%
	Global Information Services Revenue	30%	200%	200%
	Global Information Services Systems Resiliency	5%	200%	144%

(1)	For some goals, overachievement funding is capped by operating income (run rate) results.

Award Payouts. In early 2014, the Management Compensation Committee and Board determined the final levels of achievement for each of the goals and approved payout amounts.

In 2014, the actual annual cash incentive award payments for our CEO and CFO were lower than those in 2013. These results reflect that performance under the 2014 corporate operating income (run rate) goal, which was established based on the company financial budget, was not as strong as in 2013. The cash incentive payments for the other named executive officers (other than Ms. Friedman who joined the company in 2014) increased generally in 2014 due to promotions that resulted in an expansion of responsibilities and increases in target bonus opportunities.

NAMED EXECUTIVE OFFICER	2014 ECIP AWARD PAYOUT	2013 ECIP AWARD PAYOUT
Robert Greifeld	$2,550,450	$2,794,050
Lee Shavel	$900,375	$1,135,500
Adena T. Friedman	$1,636,250	N/A
Hans-Ole Jochumsen	$1,623,000	$1,383,168
John L. Jacobs	$1,183,700	$1,020,600

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2015 PROXY STATEMENT

LONG-TERM INCENTIVE COMPENSATION

Long-term incentive compensation consists entirely of equity awards. Since 2012, we have granted equity awards to senior management under a performance-based long-term incentive program that focuses on TSR. Consistent with our pay for performance philosophy, this program represents 100% of our named executive officer’s long-term stock-based compensation.

Under the program, each named executive officer received a grant of PSUs subject to a three-year cumulative performance period beginning on January 1, 2014 and ending on December 31, 2016. Performance is determined by comparing Nasdaq’s TSR to two groups of companies, each weighted 50%. One group consists of all S&P 500 companies, and the other group consists of the following exchange companies:

— ASX Limited — BGC Partners, Inc. — BM&F Bovespa — Bolsa Mexicana de Valores — Bolsas Y Mercados Espanoles	— CBOE Holdings, Inc. — CME Group Inc. — Deutsche Börse AG — Hong Kong Stock Exchange — ICAP plc	— IntercontinentalExchange, Inc. — Japan Exchange — London Stock Exchange Group plc — Singapore Exchange — TMX Group Inc.

The TSR results are measured at the beginning and end of the three-year performance period. Nasdaq’s relative performance ranking against each of these groups will determine the final number of shares delivered to each individual. The maximum payout will be 200% of the target number of PSUs granted if Nasdaq ranks at the 85th percentile or above of both groups. However, if Nasdaq’s TSR is negative for the three-year performance period, regardless of TSR ranking, the payout cannot exceed 100% of the target number of PSUs granted.

Below is a table showing the amount of shares a grantee may receive based upon different levels of achievement against each of the groups. For each group, the resulting shares earned will be calculated by multiplying the relevant percentage from the table below by one-half of the target award amount.

PERCENTILE RANK OF NASDAQ’S THREE-YEAR TSR VERSUS THE RELEVANT GROUP	RESULTING SHARES EARNED
>= 85TH Percentile	200%
67.5TH Percentile	150%
50TH Percentile	100%
25TH Percentile	50%
15TH Percentile	30%
0 Percentile	0%

For levels of achievement between points, the resulting shares earned will be calculated based on straight-line interpolation.

The value of Mr. Greifeld’s 2014 equity award target was slightly lower than in 2013. In setting Mr. Greifeld’s 2014 equity award target, the Management Compensation Committee focused on motivating long term performance, with significant upside and downside based on performance relative to peers. Historical awards and the retention value of Mr. Greifeld’s outstanding equity were taken into account when determining the target amount of his award. Peer group data also was considered in establishing a market-competitive award level.

Mr. Greifeld recommended the specific equity award targets for each of the other named executive officers, which varied among executives depending upon responsibilities and retention considerations. The Management Compensation Committee and Board evaluated these recommendations and determined that the amount of each award reflected the individual’s contributions, was aligned with competitive market levels and was appropriate for retention purposes.

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2015 PROXY STATEMENT

The target amount and target face value of the PSUs awarded to each of the named executive officers under this program is set forth in the table below. The 2014 awards were approved on March 26, 2014 and granted on March 31, 2014, which was the date of Nasdaq’s annual employee equity grant.

NAMED EXECUTIVE OFFICER	TARGET PSUS	TARGET GRANT DATE FACE VALUE
Robert Greifeld	180,000	$6,649,200
Lee Shavel	34,454	$1,272,731
Hans-Ole Jochumsen	29,532	$1,090,912
John L. Jacobs	27,071	$1,000,003

Promotion Grant to Mr. Jochumsen. In April 2014, Mr. Jochumsen was promoted from Executive Vice President, Transaction Services Nordics to President, Global Transaction Market Services. In connection with the expansion of his duties, he received an equity award targeted at 14,899 PSUs, valued at $545,452 in face value, that is subject to the same performance measures and vesting terms as the PSUs described above that were granted to the named executive officers in 2014.

New Hire Grant for Ms. Friedman. Ms. Friedman was appointed President on June 16, 2014. Pursuant to her employment agreement, the company awarded an equity grant to Ms. Friedman upon her start date. The grant consisted of RSUs, with a target grant date face value of $5,999,975, which vest in equal installments on the first, second and third anniversaries of the grant, and PSUs, with a target grant date face value of $2,272,715, that are subject to the same performance measures and vesting terms as the PSUs described above that were granted to the other named executive officers in 2014. The Management Compensation Committee and Board determined the value of this equity grant as part of the total compensation package designed to recruit Ms. Friedman to join the company. This grant served as Ms. Friedman’s 2014 annual equity award and offset a portion of the equity value Ms. Friedman forfeited when leaving her prior employer.

Settlement of 2012 PSU Grants. In February 2014, the Management Compensation Committee evaluated and approved the performance results for the PSUs granted to senior executives in 2012, including Messrs. Greifeld, Jochumsen, Shavel and Jacobs. These PSUs were subject to a three-year cumulative performance period beginning on January 1, 2012 and ending on December 31, 2014 and performance was determined by comparing Nasdaq’s TSR to two groups of companies, each weighted 50%. One group consisted of all S&P 500 companies, and the other group consisted of 13 peer exchange companies.

The following table sets forth the 2012 PSU performance measure results.

EQUITY AWARD	CUMULATIVE TSR	WEIGHTING	PERFORMANCE FACTORS	PERCENTILE RANK	PAYOUT	BLENDED PAYOUT
2012 Three-Year PSU Award	82.1%	50%	Based on Relative TSR Against the S&P 500	59th	126%	137%
		50%	Based on Relative TSR Against Peers	67th	147%

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2015 PROXY STATEMENT

Based on these results, the named executive officers earned the number of PSUs set forth below as compared to the target amounts granted.

NAMED EXECUTIVE OFFICER	TARGET PSUS	PSUS EARNED
Robert Greifeld	247,440	338,287
Lee Shavel	59,727	81,656
Hans-Ole Jochumsen	51,195	69,991
John L. Jacobs	36,263	49,577

General Equity Award Grant Practices. The Management Compensation Committee and the Board consider whether to make equity awards at regularly scheduled meetings which are scheduled well in advance without regard to material company news announcements. The reference price for calculating the value of equity awards granted is the closing market price of Nasdaq’s common stock on the date of grant. Existing equity ownership levels are not a factor in award determinations as we do not want to discourage senior executives from holding significant amounts of Nasdaq’s common stock.

Throughout the performance periods for equity awards, the Management Compensation Committee receives updates on the executives’ progress in achieving applicable performance measures and monitors the compensation expense that the company is incurring for outstanding equity awards. We believe that the current and expected expense amounts are reasonable and justified in light of the Management Compensation Committee’s goals of aligning the long-term interests of officers and employees with those of stockholders and retaining the current management team.

BENEFITS

U.S. Benefits. Nasdaq provides a comprehensive benefits program to our executives, including the named executive officers, which mirrors the program offered to our other employees. These benefits include, among others things, 401(k) with 6% match and employer retirement contributions, health and welfare benefits and an employee share purchase program. Under these plans, our named executive officers participate on the same terms as other employees.

As of January 1, 2014, Nasdaq discontinued contributions to the Supplemental ERC, which was a plan designed to enhance retirement contributions for certain officers whose base salaries or total contributions to qualified plans exceeded certain IRS limitations. Named executive officers formerly participated in this plan.

Non-U.S. Benefits. Most employees outside of the U.S. are covered by local retirement plans or by applicable social laws. Prior to his relocation to the U.S., Mr. Jochumsen participated in a non-U.S. defined contribution pension plan. Under this type of plan, Nasdaq makes annual contributions equal to a percentage of fixed salary to participants’ personal accounts. Each participant is free to invest contributions as he or she chooses. Participants are not taxed on the contributions until they are withdrawn upon retirement.

SEVERANCE ARRANGEMENTS

Except in the limited circumstances described in this proxy statement, we are not obligated to pay general severance or other enhanced benefits to any named executive officer upon termination of his or her employment. However, the Management Compensation Committee has the discretion to pay severance plan benefits. Severance plan decisions do not influence the Management Compensation Committee’s other recommendations regarding compensation as these other decisions are focused on motivating our executives to remain with Nasdaq and contribute to our future success.

We believe that the terms for triggering payment under each of the arrangements described in this proxy statement are reasonable. For example, these arrangements use what is known as a “double trigger,” meaning that a severance payment as a result of a change in control is activated only upon the occurrence of both a change in control of the company and a loss of employment. Benefits under these arrangements will be provided only if Nasdaq is the target

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organization. In addition, a change in control under these arrangements is limited to situations where the acquirer obtains a majority of Nasdaq’s voting securities or the current members of our Board (or their approved successors) cease to constitute a majority of the Board.

For further information on Nasdaq’s limited severance arrangements, see “Executive Compensation Tables – Potential Payments upon Termination and Change in Control.”

PERQUISITES

Because our executive compensation program emphasizes pay for performance, it includes very few perquisites for our executives. In view of the demands of his position, we provide Mr. Greifeld with a company car and driver for use when conducting company business. Officers at the level of Senior Vice President and above are eligible to receive basic financial planning services and executive health exams. Participation in each of these programs is voluntary. We also provide extended sickness insurance to certain non-U.S. executives. We do not provide tax gross-up payments on perquisites, other than under employment or hiring arrangements.

During 2014, Mr. Jochumsen received a one-time payment of $112,856 (or $69,363, net of taxes) for relocation expenses incurred for his move from Sweden to the U.S. in connection with his promotion to President.

RISK MITIGATION AND OTHER PAY PRACTICES

RISK ASSESSMENT OF COMPENSATION PROGRAM

We monitor the risks associated with our compensation program on an ongoing basis. In March 2015, the Management Compensation Committee and Audit Committee were presented with the results of an annual formal assessment of our employee compensation program in order to evaluate the risks arising from our compensation policies and practices. This risk assessment report reflected a comprehensive review and analysis of the components of our compensation program, including the performance measures established under the 2015 cash performance-based incentive award program. The Management Compensation Committee and Audit Committee both concluded, based on the risk assessment report’s findings, that any risks arising from our compensation program are not reasonably likely to have a material adverse effect on the company.

The risk assessment was performed by an internal working group consisting of employees in the Human Resources, Risk Management and Internal Audit Departments, as well as the Offices of General Counsel and Corporate Secretary. The findings were presented to the Global Risk Steering Committee, which concurred with the working group’s report. The risk assessment included the following steps:

—	collection and review of existing Nasdaq compensation policies and pay structures;
—	development of a risk assessment scorecard, analysis approach and timeline;
—	conduct of a qualitative risk assessment of performance goals to determine overall risk level; and
—	review and evaluation of controls that might mitigate risk taking (e.g., equity vesting structure, incentive recoupment policy and stock ownership guidelines).

STOCK OWNERSHIP GUIDELINES

We have long recognized the importance of stock ownership as an important means of closely aligning the interests of our executives with the interests of our stockholders. In addition to using equity awards as a primary long-term incentive compensation tool, we have in place stock ownership guidelines for our CEO, Presidents, CFO, Executive Vice Presidents and Senior Vice Presidents. Under its charter, the Management Compensation Committee is responsible for reviewing annually the stock ownership guidelines and verifying compliance.

Under the guidelines, the covered executives are expected to own specified dollar amounts of Nasdaq common stock based on a multiple of their base salary. The multiple is determined by officer level: our CEO must hold shares valued at six times base salary, our Presidents and CFO must hold a four times multiple, other Executive Vice Presidents must

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hold a three times multiple and Senior Vice Presidents must hold a one times multiple. Individual holdings, shares jointly owned with immediate family members or held in trust, shares of restricted stock (including vested and unvested), shares underlying PSUs after completion of the performance period and shares purchased or held through Nasdaq’s plans, such as the Nasdaq ESPP, count toward satisfying the guidelines. New executives and executives who incur a material change in their responsibilities are expected to meet the applicable level of ownership within four years of their start date or the date of the change in responsibilities.

STOCK HOLDING GUIDELINES

We encourage our senior executives to retain equity grants until the applicable stock ownership level discussed above is reached. Under the stock ownership guidelines, these officers must hold the specified dollar amounts of stock through the end of their employment with Nasdaq. We feel that our guidelines provide proper alignment of the interests of our management and our stockholders, and therefore, we do not have additional stock holding requirements beyond the stock ownership guidelines.

TRADING CONTROLS AND HEDGING AND PLEDGING POLICIES

We prohibit directors or executive officers from engaging in securities transactions that allow them either to insulate themselves, or profit, from a decline in Nasdaq’s stock price (with the exception of selling shares outright). Specifically, these individuals may not enter into hedging transactions with respect to Nasdaq’s common stock, including short sales and transactions in derivative securities. Finally, these individuals may not pledge, hypothecate or otherwise encumber their shares of Nasdaq common stock.

Nasdaq permits all employees, including the named executive officers, to enter into plans established under Rule 10b5-1 of the Exchange Act to enable them to trade in our stock, including stock received through equity grants, during periods in which they might not otherwise be able to trade because material nonpublic information about Nasdaq has not been publicly released. These plans include specific instructions to a broker to trade on behalf of the employee if our stock price reaches a specified level or if certain other events occur, and therefore, the employee no longer controls the decision to trade.

INCENTIVE RECOUPMENT POLICY

The Board and Management Compensation Committee have adopted an incentive recoupment or “clawback” policy that is applicable to the named executive officers and other Executive Vice Presidents. The policy provides that the company may recoup any cash or equity incentive payments predicated upon the achievement of financial results or operating metrics that are subsequently determined to be incorrect on account of material errors, material omissions, fraud or misconduct.

GLOBAL ETHICS AND CORPORATE COMPLIANCE PROGRAM

The Board annually reviews the company’s global ethics and corporate compliance program, including the code of ethics and supporting policies. Nasdaq will take action to remedy any fraudulent or intentional misconduct by an employee. Discipline would vary depending on the facts and circumstances, and may include negative adjustment of compensation awards, termination of employment or initiation of an action for breach of fiduciary duty under the company’s code of ethics. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

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TAX AND ACCOUNTING IMPLICATIONS OF EXECUTIVE COMPENSATION

The Management Compensation Committee considers the income tax consequences of individual compensation elements when it is analyzing the overall level of compensation and the mix of compensation among individual elements.

Section 162(m) of the Code provides a limit of $1 million on the remuneration that may be deducted by a public company in any year in respect of the CEO and the three other most highly compensated executive officers (other than the principal financial officer). However, “performance-based compensation” is fully deductible if the plan under which the compensation is paid has been approved by the stockholders and meets other requirements. We attempt to structure our compensation arrangements so that amounts paid are tax deductible to the extent feasible and consistent with our overall compensation objectives. Depending upon the relevant circumstances at the time, the Management Compensation Committee may determine to award compensation that may not be deductible. In making this determination, the Management Compensation Committee balances the purposes and needs of our executive compensation program against the potential tax implications.

Generally, under U.S. GAAP, compensation is expensed as earned. Equity compensation is expensed in accordance with FASB ASC Topic 718, which is generally over the vesting period.

MANAGEMENT COMPENSATION COMMITTEE REPORT

The Management Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with our management. After such discussions, the Management Compensation Committee recommended to Nasdaq’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Nasdaq’s annual report on Form 10-K.

THE MANAGEMENT COMPENSATION COMMITTEE

Michael R. Splinter, Chair

Steven D. Black

Börje E. Ekholm

Glenn H. Hutchins

MANAGEMENT COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Management Compensation Committee is an executive officer, employee or former officer of Nasdaq. With the exception of Mr. Greifeld, none of Nasdaq’s executive officers serves as a current member of the Nasdaq Board. None of Nasdaq’s executive officers serves as a director or a member of the compensation committee of any entity that has one or more executive officers serving on the Nasdaq Board or Management Compensation Committee. For information on transactions with entities affiliated with our Management Compensation Committee members, see “Certain Relationships and Related Transactions” on page 62.

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EXECUTIVE COMPENSATION TABLES

The following tables, narrative and footnotes present the compensation of the named executive officers during 2014 in the format mandated by the SEC.

2014 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)	BONUS ($)	STOCK AWARDS ($) (2)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (4)	ALL OTHER COMPENSATION ($) (5)	TOTAL ($)
Robert Greifeld	2014	$1,000,000	–	$7,763,400	–	$2,550,450	$711,724	$58,355	$12,083,929
Chief Executive Officer	2013	$1,000,000	–	$9,944,870	–	$2,794,050	–	$101,104	$13,840,024
	2012	$1,000,000	–	$5,567,400	–	$1,350,000	$916,164	$77,742	$8,911,306
Lee Shavel	2014	$500,000	–	$1,486,001	–	$900,375	–	$17,350	$2,903,726
Chief Financial Officer and Executive Vice President, Corporate Strategy	2013	$500,000	–	$1,678,054	–	$1,135,500	–	$24,550	$3,338,104
	2012	$500,000	–	$1,343,857	–	$878,625	–	$22,450	$2,744,932
Adena T. Friedman (6)	2014	$396,947	–	$8,449,284	–	$1,636,250	$61,907	$8,678	$10,553,066
President
Hans-Ole Jochumsen	2014	$558,409	–	$1,916,309	–	$1,623,000	–	$262,963	$4,360,681
President	2013	$516,096	–	$1,438,326	–	$1,383,168	–	$132,039	$3,469,629
	2012	$496,608	–	$1,151,887	–	$889,387	–	$116,638	$2,654,520
John L. Jacobs	2014	$475,000	–	$1,167,572	–	$1,183,700	$446,853	$58,537	$3,331,662
Former Executive Vice President, Global Information Services

(1)	For Mr. Jochumsen, certain amounts reported in this proxy statement were paid in Swedish krona. These amounts are converted to U.S. dollars from krona at an exchange rate of $0.1462 per krona, which was the average exchange rate for 2014.

(2)	The amounts reported in this column reflect the grant date fair value of the stock awards, including PSUs and RSUs, computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in note 12 to the company’s audited financial statements for the fiscal year ended December 31, 2014 included in our annual report on Form 10-K. Since the 2014 PSU award payouts are contingent on TSR-related performance-based vesting conditions, the grant date fair values were determined based on a Monte Carlo simulation model.

The Monte Carlo simulation model takes into account expected price movement of Nasdaq stock as compared to peer companies. As a result of the company’s pre-grant 2014 TSR performance relative to peer companies, the Monte Carlo simulation model assigned a significantly higher

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value to each 2014 PSU than the closing price of Nasdaq’s stock on the grant date. Therefore, the value reflected in the 2014 Summary Compensation Table does not reflect the target grant date face value shown in the Long-Term Stock-Based Compensation section of the Compensation Discussion and Analysis in this proxy statement, and there is no assurance that the target grant date face values or FASB ASC Topic 718 fair values will ever be realized by the CEO or the other named executive officers. The table below summarizes the target grant date face value of PSU grants that the Management Compensation Committee and the Board approved for the named executive officers compared to the FASB ASC Topic 718 fair value.

NAME	YEAR	TARGET PSUS	TARGET GRANT DATE FACE VALUE	FASB ASC TOPIC 718 FAIR VALUE
Robert Greifeld	2014	180,000	$6,649,200	$7,763,400
Lee Shavel	2014	34,454	$1,272,731	$1,486,001
Adena T. Friedman	2014	62,181	$2,272,715	$2,449,309
Hans-Ole Jochumsen	2014	44,431	$1,636,364	$1,916,309
John L. Jacobs	2014	27,071	$1,000,003	$1,167,572

(3)	The amounts reported in this column reflect the cash awards made to the named executive officers under the ECIP or other performance-based incentive compensation programs.

(4)	The amounts reported in this column reflect the actuarial increase in the present value of the named executive officers’ benefits under all pension plans established by Nasdaq. No amount is reported in this column for Mr. Greifeld for 2013 as the actuarial present value of his benefits under the pension plans decreased by $417,127. Assumptions used in calculating the amounts include a 4.20% discount rate as of December 31, 2014, a 4.90% discount rate as of December 31, 2013, a 4.00% discount rate as of December 31, 2012, a 5.00% discount rate as of December 31, 2011, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plans) and other assumptions used for financial reporting purposes under U.S. GAAP as described in note 11 to our audited financial statements for the fiscal year ended December 31, 2014 included in our annual report on Form 10-K. The named executive officers may not currently be entitled to receive benefits under the pension plans if such amounts are not vested. None of the named executive officers received above-market or preferential earnings on deferred compensation in 2014, 2013 or 2012.

(5)	The following table sets forth the 2014 amounts reported in the “All Other Compensation” column by type.

NAME	INCREMENTAL COST OF PERSONAL USE OF COMPANY CAR ($)	COST OF EXECUTIVE HEALTH EXAM OR EXTENDED SICKNESS INSURANCE ($)	COST OF FINANCIAL/ TAX PLANNING SERVICES ($)	CONTRIBUTION TO THE 401(K) PLAN OR OTHER DEFINED CONTRIBUTION PLANS ($)	CONTRIBUTION TO THE BASIC ERC ($)	VACATION PAY ($)	RELOCATION EXPENSES ($)	TOTAL ALL OTHER COMPENSATION ($)
Robert Greifeld(a)	$20,605	$4,350	–	$23,000	$10,400	–	–	$58,355
Lee Shavel	–	$4,350	–	$13,000	–	–	–	$17,350
Adena T. Friedman	–	–	$7,524	$1,154	–	–	–	$8,678
Hans-Ole Jochumsen(b)	–	$5,407	$45,885	$85,948	$4,662	$8,205	$112,856	$262,963
John L. Jacobs	–	$4,350	$15,187	$18,200	$20,800	–	–	$58,537

(a)	The incremental cost of personal use of the company car (including commutation) is calculated based on an allocation of the cost of the driver, tolls, fuel, maintenance and other related expenses.

(b)	For Mr. Jochumsen, the contribution to the 401(k) plan or other defined contribution plans includes a tax gross-up payment of $12,043 and the relocation expenses include a tax gross-up payment of $43,493.

(6)	Ms. Friedman began employment as President effective June 16, 2014.

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2014 GRANTS OF PLAN-BASED AWARDS TABLE

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS:	ALL OTHER OPTION AWARDS:	EXERCISE	GRANT DATE FAIR
NAME	COMMITTEE AND/OR BOARD APPROVAL DATE	GRANT DATE	THRES- HOLD ($)	TARGET ($)	MAXIMUM ($)	THRES- HOLD (#)	TARGET (#)	MAXIMUM (#)	NUMBER OF SHARES OF STOCK OR UNITS (#)	NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	OR BASE PRICE OF OPTION AWARDS ($/SH)	VALUE OF STOCK AND OPTION AWARDS ($) (3)
Robert Greifeld	3/26/2014	3/26/2014	–	$2,100,000	$4,200,000	–	–	–	–	–	–	–
	3/26/2014	3/31/2014	–	–	–	–	180,000	360,000	–	–	–	$7,763,400
Lee Shavel	3/26/2014	3/26/2014	–	$750,000	$1,500,000	–	–	–	–	–	–	–
	3/26/2014	3/31/2014	–	–	–	–	34,454	68,908	–	–	–	$1,486,001
Adena T. Friedman	7/29/2014	7/29/2014	–	$1,250,000	$2,500,000	–	–	–	–	–	–	–
	5/8/2014	6/16/2014	–	–	–	–	62,181	124,362	164,158	–	–	$8,449,284
Hans-Ole Jochumsen	3/26/2014	3/26/2014	–	$1,000,000	$2,000,000	–	–	–	–	–	–	–
	3/26/2014	3/31/2014	–	–	–	–	29,532	59,064	–	–	–	$1,273,715
	4/21/2014	4/23/2014	–	–	–	–	14,899	29,798	–	–	–	$642,594
John L. Jacobs	3/26/2014	3/26/2014	–	$700,000	$1,400,000	–	–	–	–	–	–	–
	3/26/2014	3/31/2014	–	–	–	–	27,071	54,142	–	–	–	$1,167,572

(1)	The amounts reported in these columns represent the possible range of payments under the ECIP or other performance-based incentive compensation programs. For information about the amounts actually earned by each named executive officer under the ECIP or other performance-based incentive compensation programs, see “Executive Compensation Tables – 2014 Summary Compensation Table.” Amounts are considered earned in fiscal year 2014 although they were not paid until 2015.

(2)	The amounts reported in these columns represent the possible range of PSUs that each named executive officer may earn under the Equity Plan, depending on his or her achievement of performance goals established by the Management Compensation Committee and Board.

(3)	The amounts reported in this column represent the grant date fair value of the total equity awards reported in the previous columns calculated pursuant to FASB ASC Topic 718 based upon the assumptions discussed in note 12 to the company’s audited financial statements for the fiscal year ended December 31, 2014 included in our annual report on Form 10-K. For further information about the calculation of these amounts, see “Executive Compensation Tables – 2014 Summary Compensation Table” on page 38.

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2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Robert Greifeld	960,000	–	–	$35.92	12/13/2016	–	–	–	–
	900,000	–	–	$21.31	06/30/2019	–	–	–	–
	–	–	–	–	–	–	–	227,000 (3)	$10,886,920
	–	–	–	–	–	–	–	180,000 (4)	$8,632,800
Lee Shavel	41,257	–	–	$24.94	05/23/2021	–	–	–	–
	–	–	–	–	–	50,120 (1)	$2,403,755	–	–
	–	–	–	–	–	–	–	38,303 (3)	$1,837,012
	–	–	–	–	–	–	–	34,454 (4)	$1,652,414
Adena T. Friedman	–	–	–	–	–	164,158 (2)	$7,873,018	–	–
	–	–	–	–	–	–	–	62,181 (4)	$2,982,201
Hans-Ole Jochumsen	15,771	–	–	$41.36	03/24/2018	–	–	–	–
	22,059	–	–	$19.75	03/04/2020	–	–	–	–
	33,995	–	–	$25.28	03/28/2021	–	–	–	–
	–	–	–	–	–	–	–	32,831 (3)	$1,574,575
	–	–	–	–	–	–	–	44,431 (4)	$2,130,911
John L. Jacobs	32,558	–	–	$35.92	12/13/2016	–	–	–	–
	22,564	–	–	$45.38	12/12/2017	–	–	–	–
	45,528	–	–	$25.07	12/17/2018	–	–	–	–
	22,059	–	–	$19.75	03/04/2020	–	–	–	–
	22,663	–	–	$25.28	03/28/2021	–	–	–	–
	–	–	–	–	–	–	–	27,359 (3)	$1,312,138
	–	–	–	–	–	–	–	27,071 (4)	$1,298,325

(1)	These RSUs will vest on May 23, 2015.

(2)	These RSUs will vest as to one-third on each of June 16, 2015, June 16, 2016 and June 16, 2017.

(3)	This PSU award is subject to a three-year performance period ending on December 31, 2015. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and Board.

(4)	This PSU award is subject to a three-year performance period ending on December 31, 2016. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and Board.

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2014 OPTION EXERCISES AND STOCK VESTED TABLE

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (1)
Robert Greifeld	338,287 (2)	$16,887,287
Lee Shavel	154,230 (3)	$6,980,035
Adena T. Friedman	–	–
Hans-Ole Jochumsen	88,980 (4)	$4,404,663
John L. Jacobs	62,236 (5)	$3,082,009

(1)	The amounts reported in this column are calculated by multiplying the number of shares of stock that vested by the closing market price of our common stock on the vesting date.

(2)	The amount reported includes 174,050 shares that were withheld to pay taxes in connection with the vesting(s).

(3)	The amount reported include 79,062 shares that were withheld to pay taxes in connection with the vesting(s).

(4)	The amount reported includes 30,985 shares that were withheld to pay taxes in connection with the vesting(s).

(5)	The amount reported includes 31,431 shares that were withheld to pay taxes in connection with the vesting(s).

2014 PENSION BENEFITS TABLE

NAME (1)	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#) (2)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (3)	PAYMENTS DURING LAST FISCAL YEAR ($)
Robert Greifeld	Pension Plan	4.00	$149,180	–
	SERP	4.00	$4,946,773	–

Adena T. Friedman	Pension Plan	13.92	$302,420	–
	SERP	13.92	–	–
John L. Jacobs	Pension Plan	24.17	$871,158	–
	SERP	24.17	$2,143,060	–

(1)	Messrs. Jochumsen and Shavel are not participants in the pension plan or SERP.

(2)	Since the pension plan and SERP were frozen in 2007, the number of years of credited service for each named executive officer under those plans differs from such officer’s number of years of actual service with Nasdaq. As of December 31, 2014, Mr. Greifeld had 11.67 years of actual service with Nasdaq, while Ms. Friedman had 18.42 years and Mr. Jacobs had 31.83 years. Generally, participants in the pension plan became vested in retirement benefits under the plan after five years of service from the participant’s date of hire. Participants in the SERP generally became vested in retirement benefits under the SERP after reaching age 55 and completing 10 years of service. As of December 31, 2014, Messrs. Greifeld and Jacobs were vested in benefits payable under both the pension plan and the SERP, and Ms. Friedman was vested in benefits payable under the pension plan.

(3)	The amounts reported comprise the actuarial present value of the named executive officer’s accumulated benefit under the pension plan and SERP as of December 31, 2014. Assumptions used in calculating the amounts include a 4.20% discount rate as of December 31, 2014, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plans) and other assumptions used for financial statement reporting purposes under U.S. GAAP as described in note 11 to the company’s audited financial statements for the fiscal year ended December 31, 2014 included in our annual report on Form 10-K.

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2014 NONQUALIFIED DEFERRED COMPENSATION TABLE(1)

NAME (2)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($) (3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)
Robert Greifeld	–	–	$ 14,395	–	$ 260,594
Lee Shavel	–	–	$ 642	–	$ 11,989
John L. Jacobs	–	–	$ 8,507	–	$ 153,462

(1)	As of January 1, 2014, Nasdaq discontinued contributions to the Supplemental ERC, which was a plan designed to enhance retirement contributions for certain officers whose base salaries or total contributions to qualified plans exceeded certain IRS limitations. In 2014, named executive officers continued to receive interest on prior contributions to the plan.

(2)	Ms. Friedman and Mr. Jochumsen are not currently participants in the Supplemental ERC.

(3)	The amounts reported in this column represent interest earned during 2014 on account balances. Interest is paid at an annual rate of 7% (which is the 10-year U.S. Treasury securities rate on the effective date of the Supplemental ERC program plus an additional 1%).

EMPLOYMENT AGREEMENTS

Nasdaq currently has employment agreements with three of its named executive officers, Mr. Greifeld, Ms. Friedman and Mr. Jochumsen, as described further below. In addition to the employment agreements, Nasdaq has entered a confidentiality, non-solicitation and invention assignment agreement with each of Mr. Greifeld, Ms. Friedman and Mr. Jochumsen.

Each employment agreement prohibits the relevant named executive officer from rendering services to a competing entity for a period of two years following the last date of employment. To receive certain termination payments and benefits, the officer must execute a general release of claims against Nasdaq. In addition, termination payments and benefits may be discontinued if the officer breaches the restrictive covenants in either the employment agreement or the confidentiality, non-solicitation and invention assignment agreement.

Each employment agreement sets forth the payments and benefits that the relevant named executive officer will receive under various termination scenarios. For further information about these payments and benefits, see “Executive Compensation Tables – Potential Payments upon Termination and Change in Control.”

ROBERT GREIFELD

Mr. Greifeld’s employment is governed by an employment agreement dated February 22, 2012 and a memorandum of understanding dated December 11, 2012.

The employment agreement has a term of five years, with no automatic renewals. The agreement provides for:

—	an annual base salary of no less than $1,000,000; and
—	annual incentive compensation that is targeted at not less than 200% of base salary based on the achievement of one or more performance goals established by the Management Compensation Committee.

Although no equity award grants are guaranteed under the agreement, Mr. Greifeld may receive grants of equity awards, based on the Management Compensation Committee’s evaluation of the performance of Nasdaq and Mr. Greifeld, peer group market data and internal equity, and consistent with past practices.

The memorandum of understanding between Mr. Greifeld and Nasdaq clarifies the meaning of certain terms relevant to the calculation of severance payments under his employment agreement.

THE NASDAQ OMX GROUP, INC.	/43

2015 PROXY STATEMENT

ADENA T. FRIEDMAN

On May 9, 2014, Nasdaq entered into an employment agreement with Ms. Friedman. The term of the agreement is June 12, 2014 to June 12, 2019.

The agreement provides that Ms. Friedman will report directly to the CEO and receive:

—	an annual base salary of no less than $750,000; and

—	annual incentive compensation that is targeted at not less than $1,250,000 based on the achievement of one or more performance goals established by the CEO and the Management Compensation Committee.

The agreement provided for the 2014 grants of RSUs and PSUs to Ms. Friedman that are discussed further above. For each of the calendar years 2015, 2016, 2017 and 2018, Ms. Friedman shall be eligible for a target equity compensation award of not less than $3,000,000 in value in accordance with the terms of the Equity Plan.

HANS-OLE JOCHUMSEN

On August 5, 2014, Nasdaq entered into a new employment agreement with Hans-Ole Jochumsen. The term of the employment agreement is August 5, 2014 to August 5, 2019.

The agreement provides that Mr. Jochumsen will report directly to the CEO and receive:

—	an annual base salary of no less than $600,000; and

—	annual incentive compensation that is targeted at not less than $1,000,000 based on the achievement of one or more performance goals established by the CEO and the Management Compensation Committee.

For each of the calendar years 2015, 2016, 2017 and 2018, Mr. Jochumsen shall be eligible for a target equity compensation award of not less than $1,900,000 in value in accordance with the terms of the Equity Plan.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL

Our CEO and Presidents have employment agreements that provide for limited payments and benefits in the event the executive’s employment is terminated following a change in control of the company. In addition, we have adopted a change in control severance plan covering our other named executive officers providing limited payments and benefits if their employment is terminated in connection with a change in control. Payments and benefits under these agreements and the plan are subject to a “double trigger,” meaning that payments are made only when both a change in control of the company and a loss of employment occur. We also have provisions in our Equity Plan that provide for the accelerated vesting of equity awards if employment is terminated due to a change in control.

THE NASDAQ OMX GROUP, INC.	/44

2015 PROXY STATEMENT

CHANGE IN CONTROL

Employment Agreements. Under the employment agreements, if Mr. Greifeld, Ms. Friedman or Mr. Jochumsen’s employment is terminated within two years after a change in control either by the company without cause or the executive for good reason, the executive will be entitled to the following severance payments and benefits from the company:

—	a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) the target bonus amount for the year prior to the year termination occurs and (iii) any pro rata target bonus for the year of termination if performance goals are satisfied;

—	a taxable monthly cash payment equal to the employer’s share of the COBRA premium for the highest level of coverage available under the company’s group health plans, until the earlier of 24 months or the date he or she is eligible for coverage under another employer’s health care plan; and

—	continued life insurance and accidental death and dismemberment insurance benefits for the same period as the continued health coverage payments.

Under a “best net provision,” if amounts payable due to a change in control would be subject to an excise tax under Section 4999, payments or benefits to the executive would be reduced to an amount that would not trigger an excise tax.

Each executive’s right to the amounts described above is subject to his or her compliance with several restrictive covenants in the employment agreement and a confidentiality, non-solicitation and invention assignment agreement, including covenants requiring the executive to maintain the confidentiality of the company’s proprietary information and to refrain from disparaging the company. Each executive also is prohibited from soliciting the company’s employees or rendering services to a competitor for two years following termination. Further, to receive benefits, each executive must execute a general release of claims against the company. In addition, the change in control payments and benefits may be discontinued if the executive breaches the restrictive covenants.

Change in Control Severance Plan. Under the company’s change in control severance plan, Executive Vice Presidents, including Lee Shavel, are entitled to benefits in the event of a change in control. If the executive’s employment is terminated by the company without cause within two years following a change in control or by the executive for good reason within one year after a change in control, then he or she will be entitled to the following severance payments and benefits from the company:

—	a cash payment equal to the sum of (i) two times annual base salary, (ii) the target bonus amount as defined by the ECIP, (iii) any pro rata target bonus for the year of termination and (iv) any unpaid bonus which had been earned for a completed plan year;

—	payment of the employer’s share of COBRA premiums for continued coverage under health plans until the earlier of 24 months following termination, or the date the executive is eligible for coverage under another employer’s health care plan; and

—	outplacement services for up to 12 months, with a maximum value of $50,000.

Under a “best net provision,” if amounts payable due to a change in control would be subject to an excise tax under Section 4999, payments or benefits to the executive would be reduced to an amount that would not trigger an excise tax.

The change in control severance plan contains restrictive covenants, which, among other things, require the executive to maintain the confidentiality of the company’s proprietary information and to refrain from disparaging the company. Each executive also is prohibited from soliciting the company’s employees or rendering services to a competitor for one year following termination. Further, to receive the benefits, the executive must execute a general release of claims against the company. In addition, the change in control payments and benefits may be discontinued if the executive breaches the restrictive covenants.

THE NASDAQ OMX GROUP, INC.	/45

2015 PROXY STATEMENT

Equity Plan. Under the Equity Plan, if outstanding awards are assumed or substituted by the successor company and an employee, including a named executive officer, is involuntarily terminated by the company other than for cause within a one-year period after a change in control, all unvested equity awards will vest on the termination date. For awards not assumed or substituted by the successor company, all unvested awards shall vest immediately prior to the effective time of the change in control.

TERMINATION (OTHER THAN FOR CAUSE OR CHANGE IN CONTROL)

Employment Agreements. Under the employment agreements, if Mr. Greifeld’s, Ms. Friedman’s or Mr. Jochumsen’s employment is terminated by the company without cause, or by the executive for good reason, he or she will be entitled to the following severance payments and benefits from the company:

—	a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) the target bonus amount for the year prior to the year terminated and (iii) any pro rata target bonus for the year of termination if performance goals are satisfied; and

—	a taxable monthly cash payment equal to the employer’s share of the COBRA premium for the highest level of coverage available under the company’s group health plans, until the earlier of 24 months or the date he or she is eligible for coverage under another employer’s health care plan.

Additionally, in order to ensure a smooth transition to successors, Messrs. Greifeld and Jochumsen may terminate their employment by providing the company with at least 270 days prior written notice. If the executive’s employment is terminated with prior delivery of this notice, he will be entitled to the following payments and benefits:

—	a cash payment equal to any pro rata target bonus for the year of termination if performance goals are satisfied; and

—	continued vesting of all outstanding equity awards based on actual performance during the relevant performance period.

Severance for Named Executive Officers. Severance payments and benefits payable to named executive officers not subject to an employment agreement or other severance arrangement would be made at the sole discretion of the company and the Management Compensation Committee. These payments are based on historical practices and predetermined guidelines that have been approved by the Management Compensation Committee.

Incentive Payments. Under the ECIP, in the event a named executive officer’s employment is terminated for any reason other than death, disability or retirement, the executive’s right to a non-equity incentive plan compensation award for the year of termination is forfeited. The Management Compensation Committee, in its sole discretion, may pay a pro rata incentive compensation award to the executive for the year of termination.

Equity. Under Mr. Greifeld’s stock option agreements, his vested stock options would remain exercisable for 36 months.

DEATH OR DISABILITY

Incentive Payments. Under the ECIP, a named executive officer may, in the discretion of the Management Compensation Committee, receive a pro rata portion of his or her incentive compensation award in the event of death or disability. Under the CEO and Presidents’ employment agreements, in the event of death or disability, each executive is entitled to a pro rata target bonus for the year of termination.

Equity. Under Mr. Greifeld’s employment agreement, in the event of death or disability, he is entitled to accelerated vesting of all unvested stock options that were awarded as of the effective date of his agreement. Under Mr. Jochumsen’s and Ms. Friedman’s employment agreements, in the event of death or disability, he or she is entitled to accelerated vesting of all unvested equity that was awarded as of the effective date of his or her agreement.

THE NASDAQ OMX GROUP, INC.	/46

2015 PROXY STATEMENT

With respect to the other named executive officers, under the relevant terms and conditions of the Equity Plan and the individual equity award agreements, all stock options or RSUs that would have vested within one year from the date of death or disability will immediately vest and all vested options may be exercised until the earlier of one year from the date of death or disability or their expiration date. Under the PSU award agreements for all the named executive officers, in the event of disability, unvested PSU awards will be forfeited. In the event of death, unvested PSU awards will vest upon the later of the date of death or the date the performance period for the awards is completed.

OTHER ARRANGEMENTS

Mr. Jacobs’ last date of employment with the company was January 2, 2015. In connection with his retirement announcement, Mr. Jacobs entered into a transition agreement with the company. Under the terms of the agreement, Mr. Jacobs received the benefits provided due to retirement and a payment in the amount of $1,412,500 (minus applicable taxes and withholdings), to be paid in 30 periodic payments on the company’s regular pay schedule. Mr. Jacobs also entered into a consulting agreement with the company effective January 2015 with a minimum term of six months. Mr. Jacobs also is eligible for COBRA coverage, at active employee rates, for 18 months valued at $30,196 and other perquisites valued at approximately $75,000.

The agreement includes several restrictive covenants, including covenants requiring confidentiality of the company’s proprietary information and non-disparagement, and a general release of claims. He also is prohibited from rendering services for a competing entity for one year following the date of departure.

ESTIMATED CHANGE IN CONTROL OR TERMINATION PAYMENTS AND BENEFITS

The tables below reflect the payments and benefits payable to each named executive officer in the event of a termination of the executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2014, given the executive’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the named executive officers in each situation. The actual amounts to be paid can only be determined at the time of an executive’s actual separation from the company. Factors that may affect the nature and amount of payments made on termination of employment, among others, include the timing of the event, compensation level, the market price of the company’s common stock and the executive’s age. Amounts shown in the event of an involuntary termination of employment for named executive officers without an employment agreement are based on historical practices and predetermined guidelines. The reported value of the accelerated vesting of outstanding equity awards is based on the intrinsic value of these awards (the value based upon the market price of the company’s common stock on December 31, 2014, reduced in the case of stock options, by the option exercise price). The amounts shown in the table do not include payments and benefits available generally to salaried employees, such as accrued vacation pay, pension benefits and any death, disability or welfare benefits available under broad-based plans. For information on pension and deferred compensation plans, see the “Pension Benefits Table” on page 42.

THE NASDAQ OMX GROUP, INC.	/47

2015 PROXY STATEMENT

	INVOLUNTARY NOT FOR CAUSE OR VOLUNTARY WITH GOOD REASON	DEATH/ DISABILITY		RESIGNATION THROUGH NON- CONTINUATION NOTICE	TERMINATION DUE TO CHANGE IN CONTROL (“DOUBLE-TRIGGER”)
ROBERT GREIFELD
Severance and Other	$6,200,000	$2,100,000		$2,100,000	$6,200,000
Equity Vesting	Vested options exercisable for 36 months	$19,519,720		$19,519,720	$10,135,531
Health & Welfare Benefits	$41,044	–		–	$45,880
TOTAL	$6,241,044	$21,619,720		$21,619,720	$16,381,411
LEE SHAVEL
Severance	$1,500,000	–		–	$1,750,000
Non-Equity Incentive Compensation	$900,375	$900,375		–	$900,375
Equity Vesting	–	$5,893,181	(1)	–	$4,179,234
Health & Welfare Benefits	$20,845	–		–	$41,690
Outplacement Services	$20,400	–		–	$20,400
TOTAL	$2,441,620	$6,793,556		–	$6,891,699
ADENA T. FRIEDMAN
Severance and Other	$4,000,000	$1,250,000		–	$4,000,000
Equity Vesting	–	$10,855,219		–	$8,325,137
Health & Welfare Benefits	$41,690	–		–	$46,046
TOTAL	$4,041,690	$12,105,219		–	$12,371,183
HANS-OLE JOCHUMSEN
Severance and Other	$2,968,000	$1,000,000		$1,000,000	$2,968,000
Equity Vesting	$3,705,486	$3,705,486		$3,705,486	$1,759,988
Health & Welfare Benefits	$28,074	–		–	$31,566
TOTAL	$6,701,560	$4,705,486		$4,705,486	$4,759,554

(1)	Upon disability, unvested PSUs with a face value of $3,489,426 on December 31, 2014 would have been forfeited.

THE NASDAQ OMX GROUP, INC.	/48

2015 PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and regulations of the SEC thereunder, require our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on our review of copies of such forms received by Nasdaq, or on written representations from reporting persons that no other reports were required for such persons, we believe that during 2014, our executive officers, directors and 10% stockholders complied with all of the Section 16(a) filing requirements, except on February 2, 2015, Edward S. Knight filed a late Form 5 reporting two charitable gifts, and on February 9, 2015, Robert Greifeld filed a late Form 5 reporting one charitable gift.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of the record date by:

—	each person who is known by us to own beneficially more than 5% of our common stock;

—	each current director and nominee for director;

—	each named executive officer; and

—	all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock underlying options that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Holders of RSUs and PSUs granted under the Equity Plan have the right to direct the voting of the shares underlying those RSUs and PSUs only to the extent the shares are vested.

As of the record date, 169,188,070 shares of common stock were outstanding. Except as noted below, each stockholder is entitled to the number of votes equal to the number of shares of common stock held by such stockholder, subject to the 5% voting limitation contained in our Amended and Restated Certificate of Incorporation.

THE NASDAQ OMX GROUP, INC.	/49

2015 PROXY STATEMENT

NAME OF BENEFICIAL OWNER	COMMON STOCK BENEFICIALLY OWNED	PERCENT OF CLASS (1)
Borse Dubai Limited (2) Level 7, Precinct Building 5, Gate District DIFC, Dubai UAE	29,780,515	17.6%
Investor AB (3) Patricia Holding AB, Arsenalsgatan 8C, S-103 32, Stockholm, Sweden V7	19,394,142	11.5%
Massachusetts Financial Services Company (4) 111 Huntington Avenue, Boston, MA 02199	15,208,236	9.0%
BlackRock, Inc. (5) 55 East 52nd Street, New York, NY 10022	11,499,834	6.8%
The Vanguard Group, Inc. (6) 100 Vanguard Blvd., Malvern, PA 19355	8,673,284	5.1%
Charlene T. Begley	–	*
Steven D. Black (7)	10,560	*
Börje E. Ekholm (8)	33,033	*
Glenn H. Hutchins (9)	177,740	*
Essa Kazim (10)	21,357	*
Thomas A. Kloet	–	*
John D. Markese (11)	58,205	*
Ellyn A. McColgan (12)	15,034	*
Thomas F. O’Neill (13)	13,831	*
Michael R. Splinter (14)	28,612	*
Lars R. Wedenborn (15)	42,599	*
Robert Greifeld (16)	2,762,868	1.6%
Adena T. Friedman (17)	34,451	*
Hans-Ole Jochumsen (18)	142,401	*
John L. Jacobs (19)	281,380	*
Lee Shavel (20)	133,016	*
All Directors and Executive Officers of Nasdaq as a Group (23 Persons)	3,852,315	2.2%

*	Represents less than 1%.

(1)	Many of the European countries where we operate regulated entities require prior governmental approval before an investor acquires 10% or greater of our common stock.

(2)	As of the record date, based solely on information included in an amendment to Schedule 13D, filed March 27, 2012, Borse Dubai had shared voting and dispositive power over 29,780,515 shares. Borse Dubai is a majority-owned subsidiary of Investment Corporation of Dubai, and therefore, each of Borse Dubai and Investment Corporation of Dubai may be deemed to be the beneficial owner of the 29,780,515 shares held by Borse Dubai. Borse Dubai and Nasdaq have entered into an agreement that limits Borse Dubai’s voting power to 4.35% of Nasdaq’s total outstanding shares. All of the shares held by Borse Dubai are pledged as security for outstanding indebtedness.

(3)	As of the record date, based solely on information included in a Form 4, filed May 25, 2012, Patricia Holding AB had sole voting and dispositive power over 19,394,142 shares. Patricia Holding AB is 100% owned and controlled by Investor AB, and therefore, each of Patricia Holding AB and Investor AB may be deemed to be the beneficial owner of the 19,394,142 shares held by Patricia Holding AB.

(4)	As of the record date, based solely on information included in a Schedule 13G, filed February 3, 2015, Massachusetts Financial Services Company indicated that it has beneficial ownership of, and sole dispositive power with respect to, 15,208,236 shares and sole voting power with respect to 14,112,692 shares.

THE NASDAQ OMX GROUP, INC.	/50

2015 PROXY STATEMENT

(5)	As of the record date, based solely on information included in a Schedule 13G/A, filed February 9, 2015, BlackRock, Inc. indicated that it has beneficial ownership of, and sole dispositive power with respect to, 11,499,834 shares and sole voting power with respect to 10,401,346 shares as a result of being a parent company or control person of the following subsidiaries: BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, and BlackRock Life Limited.

(6)	As of the record date, based solely on information included in a Schedule 13G, filed February 11, 2015, The Vanguard Group, Inc. indicated that it has beneficial ownership of 8,673,284 shares, sole voting power with respect to 198,367 shares, sole dispositive power with respect to 8,483,217 shares and shared dispositive power with respect to 190,067 shares. The Schedule 13G includes shares beneficially owned by the following wholly owned subsidiaries of The Vanguard Group, Inc.: Vanguard Fiduciary Trust Company, as a result of its serving as investment manager of collective trust accounts (157,767 shares); and Vanguard Investments Australia, Ltd., as a result of its serving as investment manager of Australian investment offerings (72,900 shares).

(7)	Represents 10,560 vested shares of restricted stock granted under the Equity Plan.

(8)	Represents (i) 23,033 vested shares of restricted stock granted under the Equity Plan and (ii) 10,000 shares acquired through open market purchases. Excludes shares of Nasdaq common stock owned by Patricia Holding AB. Patricia Holding AB is a wholly owned subsidiary of Investor AB, of which Mr. Ekholm is President and CEO. Mr. Ekholm disclaims beneficial ownership of such shares.

(9)	Represents 23,440 vested shares of restricted stock granted under the Equity Plan. Mr. Hutchins disclaims beneficial ownership of any Nasdaq securities that may be held by Silver Lake or its affiliates, except to the extent of any pecuniary interest he may have therein. Also includes 154,300 shares held by the Hutchins Family Foundation, a private charitable foundation. Mr. Hutchins serves as Chairman of the Hutchins Family Foundation and as such may be deemed to beneficially own such shares, which he disclaims.

(10)	Represents 21,357 vested shares of restricted stock granted under the Equity Plan. Excludes shares of Nasdaq common stock owned by Borse Dubai. H.E. Kazim, who is Chairman of Borse Dubai, disclaims beneficial ownership of such shares.

(11)	Represents (i) 1,424 shares of stock acquired upon exercise of vested stock options and (ii) 56,781 vested shares of restricted stock granted under the Equity Plan. All of these shares are held by the John D. Markese Trust September 2, 1999, of which Dr. Markese is a trustee and beneficiary.

(12)	Represents 15,034 vested shares of restricted stock granted under the Equity Plan.

(13)	Represents 13,831 vested shares of restricted stock granted under the Equity Plan.

(14)	Represents 28,612 vested shares of restricted stock granted under the Equity Plan.

(15)	Represents (i) 2,599 vested shares of restricted stock granted under the Equity Plan, (ii) 30,000 shares held by a pension insurance fund in the name of FAM AB, which is Mr. Wedenborn’s employer and (iii) 10,000 shares held by a pension insurance fund in the name of Investor AB, which is Mr. Wedenborn’s former employer.

(16)	Represents (i) 338,052 shares of stock acquired upon exercise of vested stock options, (ii) 1,860,000 vested options to purchase stock granted under the Equity Plan, (iii) 209,383 vested shares of restricted stock, (iv) 354,795 vested shares underlying PSUs granted under the Equity Plan and (v) 638 shares of stock purchased pursuant to the ESPP.

(17)	Represents 34,451 shares granted under the Equity Plan or purchased pursuant to the ESPP when Ms. Friedman was previously an employee of Nasdaq.

(18)	Represents (i) 71,825 vested options to purchase stock granted under the Equity Plan, (ii) 69,938 vested shares underlying PSUs granted under the Equity Plan and (iii) 638 shares of stock purchased pursuant to the ESPP.

(19)	Represents (i) 145,372 vested options to purchase stock granted under the Equity Plan, (ii) 33,934 vested shares of restricted stock, (iii) 82,735 vested shares underlying PSUs granted under the Equity Plan and (iv) 19,339 shares of stock purchased pursuant to the ESPP.

(20)	Represents (i) 41,257 vested options to purchase stock granted under the Equity Plan, (ii) 35,502 vested shares of restricted stock granted under the Equity Plan and (iii) 56,257 vested shares underlying PSUs granted under the Equity Plan.

THE NASDAQ OMX GROUP, INC.	/51

2015 PROXY STATEMENT

PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for fiscal year 2015. The selection is based on the results of the Committee’s annual evaluation of the firm. The Committee and the full Board believe that the continued retention of Ernst & Young as the independent registered auditor is in the best interests of the company and its stockholders. We are asking the stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP for fiscal year 2015. In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider this selection.

Ernst & Young LLP has audited Nasdaq’s financial statements since fiscal year 1986. The current Ernst & Young LLP lead engagement partner was designated commencing with the 2014 audit. Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The table below shows the amount of fees Nasdaq paid to Ernst & Young LLP for fiscal years 2014 and 2013 (including expenses). Details of the fees are based on the categories provided by the SEC auditor independence rules that became effective in 2003.

	2014	2013
Audit fees (1)	$6,867,280	$6,604,363
Audit-related fees (2)	520,000	595,000
Audit and audit-related fees	7,387,280	7,199,363
Tax fees	28,000	–
All other fees (3)	400,000	191,395
TOTAL (4)	$7,815,280	$7,390,758

(1)	Audit services were provided globally in 2014 and 2013. Fees related to audits of international subsidiaries are translated into U.S. dollars.

(2)	The 2014 and 2013 audit-related fees primarily include due diligence on strategic initiatives, including mergers and acquisitions, as well as other attestation reports issued.

(3)	The 2014 and 2013 other fees primarily relate to Swedish Financial Supervisory Authority listing requirements for companies applying for a listing on NASDAQ OMX Stockholm AB. The validation of the company is required to be performed by an external accounting firm. The fees are collected from the listing company by us and paid to Ernst & Young LLP on behalf of the listing company.

(4)	Fees exclude services provided to Nasdaq’s non-profit entities and services provided in relation to Nasdaq’s role as administrator for the Unlisted Trading Privileges Plan.

Audit fees primarily represent fees for the audit of Nasdaq’s annual financial statements included in our annual report on Form 10-K, the review of Nasdaq’s quarterly reports on Form 10-Q, statutory audits of subsidiaries as required by statutes and regulations, accounting consultations on matters addressed during the audit or interim reviews, comfort letters and consents, and internal control attestation and reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees primarily represent fees for consultations associated with strategic initiatives, including mergers and acquisitions.

Under the Sarbanes-Oxley Act, the Audit Committee is responsible for the appointment, retention, approval of compensation and oversight of the services provided by Nasdaq’s independent registered public accounting firm. The Audit Committee is required to pre-approve both audit and non-audit services performed by the independent registered public accounting firm, and Nasdaq’s Audit Committee pre-approved all such services in 2014 and 2013.

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2015 PROXY STATEMENT

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Nasdaq’s accounting, auditing, financial reporting practices and risk management. The Audit Committee also assists the Board by reviewing and discussing the effectiveness of controls over Nasdaq’s regulatory and ERM structure and process. The Audit Committee also assists the Board by reviewing and discussing Nasdaq’s global ethics and corporate compliance program and confidential whistleblower process. The Audit Committee charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market. The complete text of the charter is available on Nasdaq’s website (see “Online Resources” on page 69).

Each of the Audit Committee members meets the independence criteria prescribed by Rule 10A-3 adopted pursuant to the Sarbanes-Oxley Act of 2002 and is an “independent director” as defined in the listing rules of The Nasdaq Stock Market. Each of the Audit Committee members meets the financial knowledge requirements of The Nasdaq Stock Market and has been designated by the Board of Directors as an “audit committee financial expert” under SEC rules.

The Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and Nasdaq that might bear on the firm’s independence, consistent with the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the firm’s independence. The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board, and with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations and ERM program results. The Audit Committee approved all audit and allowable non-audit services.

The Audit Committee discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of Nasdaq’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks. In addition, the Audit Committee reviewed and approved all related party transactions.

The Audit Committee reviewed and discussed Nasdaq’s audited financial statements as of and for the fiscal year ended December 31, 2014, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of Nasdaq’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. Also, the Audit Committee completed its oversight of the global ethics and corporate compliance program and confidential whistleblower process.

Based on the above-mentioned reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Nasdaq’s annual report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

THE AUDIT COMMITTEE

John D. Markese, Chair

Charlene T. Begley

Ellyn A. McColgan

Lars R. Wedenborn

THE NASDAQ OMX GROUP, INC.	/53

2015 PROXY STATEMENT

PROPOSAL IV: APPROVAL OF THE NASDAQ ECIP, AS AMENDED AND RESTATED

Performance-based incentives are a foundation of our compensation program. Accordingly, we offer annual performance-based cash incentive awards under our executive corporate incentive plan to key employees with significant responsibility for the success and growth of Nasdaq. The Nasdaq ECIP, as amended and restated, is designed to: (1) promote attainment of the company’s significant business objectives, (2) encourage and reward management teamwork across the entire company and (3) assist in the attraction and retention of employees vital to the company’s long-term success.

We are asking for your approval of the ECIP in order to meet the stockholder approval requirements under Section 162(m) of the Code. Generally, Section 162(m) of the Code limits the tax deductibility of compensation paid to covered employees to $1 million per officer per year unless the compensation qualifies as “performance-based.” Compensation qualifies as performance-based only if it is payable on account of performance and satisfies other requirements, one of which is that the plan under which the compensation is paid be approved by stockholders. Approval of this proposal will constitute the required approval for Section 162(m) purposes.

A summary of the ECIP is set forth below. The summary is qualified in its entirety by reference to the full text of the ECIP attached as Annex B on page 73 of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ECIP

1.	What are the material changes to the ECIP?

The ECIP is substantially similar to the prior version, which was approved by the company’s stockholders at the 2010 annual meeting, except for two material changes. First, the revised ECIP enhances the list of available performance measures to better align with company performance measures and match the list of performance criteria in the Equity Plan, which was approved by stockholders at last year’s annual meeting. Second, the revised ECIP clarifies that awards under the ECIP may be subject to the company’s incentive recoupment policy.

2.	How is the ECIP administered?

The ECIP is administered by the Management Compensation Committee. The Management Compensation Committee has full authority and discretion to: (i) determine eligibility for participation in the ECIP, (ii) make awards under the ECIP, (iii) establish the terms and conditions of awards (including, without limitation, the length of the performance period, the performance goals and the performance measures) and (iv) determine and certify whether the performance goals have been achieved.

The Management Compensation Committee is authorized to interpret the ECIP, adopt administrative rules, regulations, procedures and guidelines for the plan, and correct any defects and other inconsistencies in the plan.

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2015 PROXY STATEMENT

3.	Who is eligible to participate in the ECIP?

Participation in the ECIP is limited to active employees of the company or participating affiliates who are employed in an executive capacity. The CEO, or his or her designee, may recommend employees for selection as participants in the ECIP, and the Management Compensation Committee, in its sole discretion, has the authority to select employees to participate. As of March 27, 2015, there are 11 officers and key employees of the company who are eligible to participate in the ECIP.

4.	What types of awards are made under the ECIP?

The Management Compensation Committee may, in its discretion, grant performance-based cash awards to eligible participants under the ECIP. No award paid to a participant for a performance period of one year or more may exceed the greater of 3% of the company’s before-tax net income or $3,000,000. A performance period generally is a calendar year but can be longer or shorter if approved by the Management Compensation Committee. For a performance period of less than one year, the maximum award limit will be pro-rated.

5.	What performance measures are used?

Cash awards under the ECIP will be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures as established by the Management Compensation Committee:

—	earnings before interest and taxes;

—	earnings before interest, taxes, depreciation and amortization;

—	earnings per share of Nasdaq’s common stock;

—	operating income, net income, net income from operations, revenues, net revenues or net exchange revenues (before or after taxes, and which may take into account or exclude the effect of non-recurring or extraordinary charges and/or expenses);

—	operating or profit margin or net profit (before or after taxes, and which may take into account or exclude the effect of non-recurring or extraordinary charges and/or expenses);

—	revenue growth;

—	share price or total shareholder return;

—	market share;

—	return measures (including without limitation return on assets or net assets, capital, revenue, net revenue, income or net income);

—	cash flow (including without limitation operating cash flow and/or free cash flow;

—	adherence to budget or expense targets;

—	planning accuracy (as measured by comparing planned results to actual results);

—	objectively determinable effectiveness, efficiency, business retention/expansion, business support or other operational or support goals; and

—	business effectiveness survey results or objectively determinable employee engagement or development goals.

Performance measures may relate to the company as a whole or to a business unit, division, department or function of the company or any subsidiary, as specified by the Management Compensation Committee. Performance may be measured on an absolute basis or relative to a pre-established target, to a previous year’s or period’s results or to a designated comparison group or company or stock market index, in each case as specified by the Management Compensation Committee.

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2015 PROXY STATEMENT

6.	When are goals established?

The goals for a performance period, and the method for computing the amount payable on attainment of goals, generally are established no later than ninety (90) days after the beginning of an applicable performance period, or during a shorter period if required by Section 162(m).

7.	Are bonuses required to be paid if performance goals are met?

No. The Management Compensation Committee may reduce (including to zero) the amount of any award if it concludes that reduction is necessary or appropriate in its discretion, but may not increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

The Management Compensation Committee, in its discretion, also may establish additional restrictions or conditions that must be satisfied as a condition to payment of all or a portion of an award. These restrictions and conditions may include, among others, the receipt by a participant of a specified annual performance rating, a vesting requirement and/or the achievement of specified performance goals by the company, business unit or participant.

8.	When are awards paid?

Payment of awards will be made as promptly as practicable after the Management Compensation Committee has certified in writing the achievement of applicable performance goals and other material terms. If an award is subject to a vesting requirement or satisfaction of other conditions, payment will be made as soon as practicable following the participant’s satisfaction of the other applicable requirement or condition. In no event, however, may an award be paid later than two and one-half (2 1/2) months following the end of the calendar year that includes the end of the performance period or, if later, the date the other requirement or condition is satisfied.

9.	What happens in the event of a participant’s termination of employment?

Under the plan, in the event a participant’s employment is terminated by reason of death, disability or retirement (as defined in the ECIP), the award shall be reduced on a pro-rated basis to reflect partial participation during the performance period through the date of such termination, subject to the Management Compensation Committee’s certification that, with respect to termination of employment due to retirement, the applicable performance goal(s) for the performance period have been met.

Under the plan, in the event a participant’s employment is terminated for any reason other than death, disability or retirement, all of the participant’s rights to an award for the performance period then in progress shall be forfeited. However, the Management Compensation Committee may, in its sole discretion, pay a pro-rated award for the portion of the performance period, if the Management Compensation Committee certifies that the applicable performance goals for the performance period have been met. Pro-rated awards shall be paid on the normal payment date for the relevant performance period.

10.	Are awards transferable?

No. A participant’s rights under the ECIP may not be assigned, pledged or otherwise transferred except, in the event of the participant’s death, to the participant’s designated beneficiary or, otherwise, by will or by the laws of descent and distribution.

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2015 PROXY STATEMENT

11.	Can the ECIP be amended or terminated?

Yes. The Management Compensation Committee may amend, suspend or terminate the ECIP at any time. No amendment, however, may be made without the consent of the company’s stockholders if the effect of such amendment would be to cause outstanding or pending awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code. The Management Compensation Committee may at any time (without the consent of participants) modify, amend or terminate any or all of the provisions of the ECIP to the extent necessary to conform such provisions to Section 409A of the Code. The ECIP will remain in effect until it is terminated by the Board or the Management Compensation Committee.

12.	What are the federal income tax consequences to participants?

When any part of an award is paid in cash to a participant, the participant will realize compensation taxable as ordinary income, subject to applicable income and employment tax withholding, in an amount equal to the cash paid.

13.	Are there any limitations on the company’s deductions?

The company will generally be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. With certain exceptions, Section 162(m) of the Code limits the company’s deduction for compensation in excess of $1 million dollars paid to the company’s CEO and its three other highest-paid executive officers (other than the principal financial officer). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. If the company’s stockholders approve the ECIP, the company intends that performance awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the ECIP will satisfy the requirements of qualified performance-based compensation, and therefore, the company will be entitled to a deduction with respect to the payment of such awards. However, with respect to awards that are not intended to be treated as qualified performance-based compensation as defined in the Code, the deduction that the company might otherwise receive may be disallowed.

14.	What benefits are expected to be provided under the ECIP?

The cash incentive awards for 2014 that were paid in February 2015 to named executive officers under the 2010 ECIP are listed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Since the cash incentive awards for 2015 are subject to the satisfaction of performance goals, the actual amounts to be paid under the ECIP for performance during 2015 have not been determined. Additionally, since awards under the ECIP in future years are determined by the Management Compensation Committee in its sole discretion and such awards are based on future achievement of performance goals, the benefits or amounts that will be received or allocated under the ECIP in the future are not presently determinable.

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2015 PROXY STATEMENT

PROPOSAL V: STOCKHOLDER PROPOSAL – RIGHT TO ACT BY WRITTEN CONSENT

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, owner of no less than 500 shares of Nasdaq common stock, has informed Nasdaq that he plans to introduce the following proposal at the annual meeting. We are not responsible for the accuracy or content of the proposal and supporting statement, which are presented below as received from the proponent.

STOCKHOLDER PROPOSAL AND SUPPORTING STATEMENT

“PROPOSAL 5 - RIGHT TO ACT BY WRITTEN CONSENT

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. For instance it takes 15% of NASDAQ shareholders, with at least one-year of continuously stock ownership, to call a special meeting. Delaware law allows 10% of shareholders to call a special meeting without mandating a holding period.

The average holding period for stock is less than one-year according to “Stock Market Investors Have Become Absurdly Impatient.” Thus potentially 50% of NASDAQ shareholders could now be disenfranchised from having any voice whatsoever in calling a special meeting according to our rules.

A shareholder right to act by written consent also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholders to act by written consent. Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012.

Please vote to protect shareholder value:

RIGHT TO ACT BY WRITTEN CONSENT - PROPOSAL 5”

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2015 PROXY STATEMENT

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION

The Board of Directors has given careful consideration to the stockholder proposal and believes that it is not in the best interests of Nasdaq and its stockholders.

On the contrary, the proposal could actually be harmful to the interests of stockholders because it could allow actions to be taken by a few stockholders outside of the open and transparent forum of a stockholders’ meeting. Currently, any matter that Nasdaq or its stockholders wish to present for a stockholder vote must be noticed in advance and presented at a meeting of stockholders. This process allows all stockholders to consider, discuss and vote on pending stockholder actions. The proposal, if implemented, could allow a small group of stockholders with no fiduciary duties to other stockholders to act on significant matters without providing prior notice to the company, the other stockholders or the market. Adoption of this proposal could result in action being taken without some stockholders’ knowledge or participation, thereby disenfranchising those stockholders. In addition, action by written consent could be used to promote the narrow self-interests of some stockholders (including those who accumulate a short-term voting position through the borrowing of shares) that are inconsistent with the long-term best interests of the company and its stockholders. The Board believes that all stockholders should have the opportunity to consider, discuss and vote on pending significant matters through the democratic and transparent forum of a stockholders’ meeting, where they may consider arguments for and against any action, including the company’s position.

Further, action by written consent has the potential to create substantial confusion for stockholders. Multiple stockholder groups could solicit multiple written consents simultaneously, some of which may be duplicative or contradictory. Permitting action by written consent outside of, and in addition to, the traditional setting of a stockholders’ meeting is a potentially cumbersome and time-consuming process that could distract management and the Board from their focus on increasing stockholder value, and result in significant administrative burdens and expenses, with little or no corresponding benefit to stockholders.

Given the company’s current governance procedures, the Board believes the adoption of this proposal is not only inappropriate but also unnecessary because stockholders have ample opportunity to take action at a properly called stockholders’ meeting. Nasdaq’s governance documents allow stockholders to nominate persons for election to the Board or propose other business to be considered at an annual or special meeting called by the Board. In addition, in January 2014, our By-Laws were amended, following stockholder and SEC approval, to allow stockholders holding at least 15% of Nasdaq’s voting power to call a special meeting of stockholders. Action at a meeting, whether annual or special, is preferable to action by written consent because a meeting ensures that all stockholders receive notice of the proposals under consideration, allows the Board to make a considered recommendation regarding the topics for voting and gives all stockholders an opportunity to participate in the voting.

Adoption of this proposal is also unnecessary because we have adopted a number of best practices that enhance stockholder rights and participation in our governance. Such practices include our annual elections of directors, majority voting for directors in uncontested elections and separation of the Board Chairman and CEO roles. In addition, in 2013, we implemented changes to our corporate governance documents that replaced each supermajority voting requirement with a “majority of outstanding shares” voting requirement. Finally, the company uses various means to seek out stockholder views outside the confines of formal stockholders’ meetings, considers that input and acts accordingly. For example, we participate in regular engagement with our stockholders on executive compensation, corporate governance and other issues. As evidence of its effective governance framework, the company received the best possible Governance QuickScore of 1 on a scale of 1 to 10 from Institutional Shareholder Services Inc. in 2014.

Accordingly, the Board of Directors believes that the stockholder proposal to allow stockholder action by written consent is inappropriate, unnecessary and not in the best interests of Nasdaq and its stockholders.

THE NASDAQ OMX GROUP, INC.	/59

2015 PROXY STATEMENT

OTHER BUSINESS

The Nasdaq Board knows of no business other than the matters described in this proxy statement that will be presented at the annual meeting. To the extent that matters not known at this time may properly come before the annual meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

EXECUTIVE OFFICERS

NAME	AGE	POSITION
Robert Greifeld	57	Chief Executive Officer
Adena T. Friedman	45	President
Hans-Ole Jochumsen	57	President
Salil S. Donde	57	Executive Vice President, Global Information Services
Anna M. Ewing	54	Executive Vice President, Global Corporate Solutions
P.C. Nelson Griggs	44	Executive Vice President, Listing Services
Ronald Hassen	63	Senior Vice President, Controller and Principal Accounting Officer
Edward S. Knight	64	Executive Vice President, General Counsel and Chief Regulatory Officer
Lars Ottersgård	50	Executive Vice President, Market Technology
Bradley J. Peterson	55	Executive Vice President and Chief Information Officer
Lee Shavel	47	Chief Financial Officer and Executive Vice President, Corporate Strategy
Thomas A. Wittman	50	Executive Vice President, Global Head of Equities

Robert Greifeld, a member of our Board of Directors, has served as CEO since May 2003. Prior to joining Nasdaq, Mr. Greifeld was an Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991 to 1999, Mr. Greifeld was the President and COO.

Adena T. Friedman has served as President since June 2014 with responsibility for the business units within Global Capital Access, Technology & Insights. Previously, she served as CFO and Managing Director of The Carlyle Group from March 2011 through June 2014. Prior to joining Carlyle, Ms. Friedman served in several positions at Nasdaq over a tenure of 17 years, including as Executive Vice President of Corporate Strategy from October 2003 through March 2011 and as CFO from August 2009 through March 2011. Ms. Friedman joined Nasdaq in 1993.

Hans-Ole Jochumsen has served as President since May 2014 with responsibility for the business units within Global Trading and Market Services. He served as Executive Vice President of Global Market Services from March 2014 through May 2014 and Executive Vice President of Transaction Services Nordic from February 2008 through March 2014. Previously, Mr. Jochumsen was the President of Information Services & New Markets for OMX. Prior to that, he served as President and CEO of the Copenhagen Stock Exchange (now called Nasdaq Copenhagen A/S) and FUTOP Clearingcentralen Ltd. Prior to joining OMX in 1998, Mr. Jochumsen served as President and member of the Executive Management of BG Bank from 1996 to 1998 and as President and member of the Executive Management of Girobank from 1994 to 1996. From 1990 to 1994, he was a President and member of the Executive Management of BRFkredit.

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2015 PROXY STATEMENT

Salil S. Donde has served as Executive Vice President, Global Information Services since February 2015. Prior to joining Nasdaq, Mr. Donde held leadership roles as CEO of Lewtan Technologies, Inc. from June 2011 through October 2014 and as CEO of Marshall & Swift/Boeckh from February 2009 through July 2011, among other leadership roles he has held in the broader financial services industry.

Anna M. Ewing has served as Executive Vice President, Global Corporate Solutions since October 2014. Previously, she was Executive Vice President and Chief Information Officer from December 2005 through January 2013 and Executive Vice President, Global Technology Solutions from January 2013 through October 2014. She served as Senior Vice President of Technology Services in our Operations & Technology Group from October 2000 through December 2005. Before joining Nasdaq, Ms. Ewing was Managing Director, Electronic Commerce at CIBC World Markets in New York and Toronto, where she served as Managing Director of Global Applications Services and as a founding member of CIBC.com. Before that, Ms. Ewing served as Vice President at Merrill Lynch, where she held various leadership positions within the Corporate and Institutional Client Group Technology Division, including Global Head of Institutional Client Technology, Global Head of Financial Futures and Options Technology, Global Head of Prime Brokerage Technology and Regional Head of Technology at Merrill Lynch Canada.

P.C. Nelson Griggs has served as Executive Vice President, Listing Services since October 2014. Previously, Mr. Griggs was Senior Vice President, New Listings from July 2012 through October 2014, Senior Vice President, Listings Asia Sales from April 2011 through June 2012 and Vice President, Listings from July 2007 through March 2011. Mr. Griggs joined Nasdaq in 2002 and has served in a variety of other roles within the Listing Services business. Prior to joining Nasdaq, Mr. Griggs worked at Fidelity Investments and a San Francisco-based start-up company.

Ronald Hassen has served as Senior Vice President and Controller since March 2002 and Principal Accounting Officer since May 2002. In addition, Mr. Hassen served as Interim CFO from March 2011 through May 2011 and Treasurer from November 2002 through January 2007. Prior to joining Nasdaq, Mr. Hassen served as Controller of Deutsche Bank North America from June 1999, after its acquisition of Bankers Trust Company. Mr. Hassen joined Bankers Trust in 1989, serving as Principal Accounting Officer from 1997 until the company’s acquisition by Deutsche Bank.

Edward S. Knight has served as Executive Vice President and General Counsel since October 2000 and Chief Regulatory Officer since January 2006. Previously, Mr. Knight served as Executive Vice President and Chief Legal Officer of FINRA from July 1999 to October 2000. Prior to joining FINRA, Mr. Knight served as General Counsel of the U.S. Department of the Treasury from September 1994 to June 1999. Mr. Knight also serves as a director of Nasdaq Dubai.

Lars Ottersgård has served as Executive Vice President, Market Technology since October 2014. Previously, Mr. Ottersgård was Senior Vice President, Market Technology from 2008 to October 2014. Mr. Ottersgård joined OMX in 2006 as Global Head of Sales for the company’s commercial technology business. Prior to joining OMX, Mr. Ottersgård held various positions at IBM for twenty years, where he covered the Nordic and European markets, and was most recently a senior executive for strategic outsourcing for the distribution and communication industries.

Bradley J. Peterson has served as Executive Vice President and Chief Information Officer since February 2013. Previously, Mr. Peterson served as Executive Vice President and Chief Information Officer at Charles Schwab, Inc. since May 2008. Mr. Peterson was Chief Information Officer at eBay from April 2003 through May 2008. From July 2001 through March 2003, Mr. Peterson was the Managing Director and COO at Epoch Securities after its merger with Goldman Sachs Group, Inc. He also has held senior executive positions at Epoch Partners, Inc., Charles Schwab & Company and Pacific Bell Wireless (now part of AT&T).

Lee Shavel has served as CFO and Executive Vice President, Corporate Strategy since May 2011. Before joining Nasdaq, Mr. Shavel was Americas Head of Financial Institutions Investment Banking at Bank of America Merrill Lynch. Previously, he was Head of Finance, Securities and Technology and Global COO for the Financial Institutions Group at Merrill Lynch. Mr. Shavel joined Merrill Lynch in 1993 as an Associate, coming from Citicorp where he worked as an Associate in the Financial Institutions Group.

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2015 PROXY STATEMENT

Thomas A. Wittman has served as Executive Vice President, Global Head of Equities since May 2014. Previously, Mr. Wittman was Senior Vice President, Head of U.S. Equities and Derivatives from June 2013 through April 2014. Mr. Wittman also served as Senior Vice President of U.S. Options from March 2010 through June 2013. Mr. Wittman joined Nasdaq in 2008 after Nasdaq acquired The Philadelphia Stock Exchange, where Mr. Wittman began his exchange career in 1987 as a software developer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of our Board of Directors has adopted a written policy regarding related party transactions. For purposes of the policy, a “related party” generally includes directors, director nominees, executive officers, greater than 5% stockholders, immediate family members of any of the foregoing, entities that are affiliated with any of the foregoing and our independent auditing firm. Under the policy, all transactions with related parties are subject to ongoing review and approval or ratification by the Audit Committee.

In determining whether to approve or ratify a related party transaction, the Audit Committee considers, among other things, the following factors:

—	whether the terms of the related party transaction are fair to Nasdaq and whether such terms would be on the same basis if the transaction did not involve a related party;

—	whether there are business reasons for Nasdaq to enter into the related party transaction;

—	whether the related party transaction would impair the independence of an outside director;

—	whether the related party transaction would present a conflict of interest for any director or executive officer of Nasdaq, taking into account:

¡	the size of the transaction;

¡	the overall financial position of the director or executive officer;

¡	the direct or indirect nature of the director’s or executive officer’s interest in the transaction;

¡	the ongoing nature of any proposed relationship; and

¡	any other factors deemed relevant;

—	whether the related party transaction is material, taking into account:

¡	the importance of the interest to the related party;

¡	the relationship of the related party to the transaction and of related parties to each other;

¡	the dollar amount involved; and

¡	the significance of the transaction to Nasdaq investors in light of all the circumstances.

Under the policy, related party transactions that are conducted in the ordinary course of Nasdaq’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to Nasdaq’s employees on a broad basis are considered pre-approved by the Audit Committee.

The following section describes transactions since the beginning of the fiscal year ended December 31, 2014, in which Nasdaq or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an executive officer, a security holder known to own more than five percent of our common stock or an immediate family member of any of the foregoing had, or will have, a direct or indirect material interest. In accordance with our policy on related party transactions, all of the transactions discussed below, other than those that received pre-approval as discussed above, have been approved or ratified by the Audit Committee of our Board of Directors.

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2015 PROXY STATEMENT

BORSE DUBAI

As of the record date, Borse Dubai owned approximately 17.6% of Nasdaq’s common stock. Nasdaq is obligated by the terms of a stockholders’ agreement with Borse Dubai to nominate and generally use best efforts to cause the election to the Nasdaq Board of one director designated by Borse Dubai, subject to certain conditions. Essa Kazim, the Chairman of Borse Dubai, has been designated by Borse Dubai as its nominee with respect to the 2015 annual meeting. During the fiscal year ended December 31, 2014, Borse Dubai or its affiliates paid Nasdaq approximately $1.2 million for technology services in the ordinary course of business. Nasdaq and Borse Dubai have agreed that, in consideration for a release by Borse Dubai of certain potential contractual claims, Nasdaq will issue a credit to Borse Dubai in January 2017 for approximately $5 million to be applied toward certain technology services provided by Nasdaq after that date.

INVESTOR AB

As of the record date, Investor AB owned approximately 11.5% of Nasdaq’s common stock. Nasdaq is obligated by the terms of a stockholders’ agreement with Investor AB to nominate and generally use best efforts to cause the election to the Nasdaq Board of one director designated by Investor AB, subject to certain conditions. Börje E. Ekholm, the President and CEO of Investor AB, has been designated by Investor AB as its nominee with respect to the 2015 annual meeting. During the fiscal year ended December 31, 2014, Investor AB or its affiliates paid Nasdaq approximately $0.4 million for data products, issuer services and other fees in the ordinary course of business.

Investor AB is an industrial holding company that invests in other companies in the ordinary course of business. One of Investor AB’s portfolio companies is SEB, a financial services company, which is a lender under Nasdaq’s credit facilities and a customer of Nasdaq. During the fiscal year ended December 31, 2014, Nasdaq paid SEB or its affiliates approximately $61.5 million in principal payments, $0.4 million in interest payments and $0.7 million in other banking fees. During the fiscal year ended December 31, 2014, SEB or its affiliates paid Nasdaq approximately $8.7 million for transaction services, data products and other fees in the ordinary course of business.

Investor AB’s portfolio companies also include certain companies that are listed on one or more of the exchanges that we operate. During the fiscal year ended December 31, 2014, these entities or their affiliates made the following approximate payments to Nasdaq for issuer services, corporate solutions or other services in the ordinary course of business: ABB Ltd. ($0.4 million), Astra Zeneca ($0.7 million), Atlas Copco AB ($0.6 million), Electrolux AB ($0.4 million), EQT Corporation ($0.2 million), Husqvarna AB ($0.2 million), Raptor Pharmaceutical Corp. ($0.1 million), Saab AB ($0.3 million) and Wärtsilä ($0.2 million). In addition, during the fiscal year ended December 31, 2014, we paid Projectplace International AB or its affiliates approximately $0.2 million for technology services in the ordinary course of business.

OTHER GREATER THAN 5% STOCKHOLDERS

As of the record date, Massachusetts Financial Services Company owned approximately 9.0% of Nasdaq’s common stock. During the fiscal year ended December 31, 2014, Massachusetts Financial Services or its affiliates paid us approximately $0.3 million for data products in the ordinary course of business.

As of the record date, BlackRock, Inc. owned approximately 6.8% of Nasdaq’s common stock. During the fiscal year ended December 31, 2014, BlackRock or its affiliates paid us approximately $3.0 million for transaction services in the ordinary course of business.

As of the record date, The Vanguard Group, Inc. owned approximately 5.1% of Nasdaq’s common stock. During the fiscal year ended December 31, 2014, Vanguard or its affiliates paid us approximately $1.6 million for data products, corporate solutions and other services, and we paid Vanguard or its affiliates $0.2 million in connection with the administration of our 401(k) Plan, all in the ordinary course of business.

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SILVER LAKE

Glenn H. Hutchins, one of our directors, is a Co-Founder of Silver Lake. Silver Lake is a private investment firm that invests in other companies in the ordinary course of business. During the fiscal year ended December 31, 2014, we engaged in the following transactions with certain of Silver Lake’s portfolio companies or their affiliates in the ordinary course of business.

—	Avago paid us approximately $0.2 million for corporate solutions.

—	We paid BlackLine Systems approximately $0.2 million for financial software.

—	Dell paid us approximately $0.2 million for issuer services, and we paid Dell $8.0 million for computer equipment and related services.

—	Interactive Data Corporation paid us approximately $13.2 million for data products.

—	IPC Systems paid us approximately $0.2 million for transaction services.

—	Mercury Payment Systems paid us approximately $0.1 million for issuer services and corporate solutions.

—	NXP Semiconductors paid us approximately $0.2 million for issuer services and corporate solutions.

—	SunGard paid us approximately $8.2 million for transaction services and data products.

—	Virtu Financial paid us approximately $28.8 million for transaction services and data products.

OTHER TRANSACTIONS WITH ENTITIES AFFILIATED WITH OUR DIRECTORS

James S. Riepe, one of our former directors, is a Senior Advisor at T. Rowe Price Group, Inc., which engages in trading and other commercial activities with us. During the fiscal year ended December 31, 2014, T. Rowe Price or its affiliates paid us approximately $0.4 million for transaction services and data products in the ordinary course of business.

Michael R. Splinter, one of our directors, is the Executive Chairman of the Board of Directors of Applied Materials, which engages in commercial activities with us. During the fiscal year ended December 31, 2014, Applied Materials or its affiliates paid us approximately $0.7 million for issuer services.

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HELPFUL INFORMATION & ONLINE RESOURCES

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

1.	Why did I receive this proxy statement?

The Board is soliciting your proxy to vote at the annual meeting because you were a stockholder at the close of business on the record date of March 10, 2015 and you are entitled to vote at the meeting.

The proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

2.	How do I vote?

You can vote by any of the following methods:

—	By Internet. The notice of Internet availability of proxy materials contains the website address (www.proxyvote.com) for Internet proxy submission. Internet proxy submission is available 24 hours a day until 11:59 p.m. (EDT) on May 5, 2015. You must enter your control number, which is printed in the lower right hand corner of the notice of Internet availability, and you will be given the opportunity to confirm that your instructions have been properly recorded.

—	By Telephone. In the U.S. and Canada, you can vote your shares by calling +1 800 690 6903. Telephone proxy submission is available 24 hours a day until 11:59 p.m. (EDT) on May 5, 2015. When you submit a proxy by telephone, you will be required to enter your control number. You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your shares and to confirm that your instructions have been properly recorded. If you are located outside the U.S. or Canada, you should instruct the proxy holders how to vote your shares by Internet or by mail.

—	By Mail. If you choose to submit a proxy by mail after requesting and receiving printed proxy materials, simply complete, sign and date your proxy card and return it in the postage-paid envelope provided.

—	In Person at the Annual Meeting. All stockholders may vote in person at the annual meeting. If you wish to attend the annual meeting, you will need to request an admission ticket in advance. You can request a ticket by following the instructions set forth below.

3.	What do I need to do to attend the annual meeting?

If you wish to attend the annual meeting, you must be a stockholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the 12 digit number included on your proxy card, voter instruction form or notice). Tickets will be issued only to stockholders. Requests for admission tickets will be processed in the order in which they are received and must be requested no later than 11:59 p.m. (EDT) on May 5, 2015. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis.

At the meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. If you are a beneficial owner of Nasdaq shares held by a bank, broker or other nominee, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker or other nominee is an example of proof of ownership. If you want to vote in person and your Nasdaq shares are held by a bank, broker or other nominee, you will have to obtain a proxy, executed in your favor, from the holder of record.

Directions to the annual meeting are available on our website (see “Online Resources” on page 69). Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted. You may be required to enter through a security check point before being granted access to the meeting.

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Stockholders may submit questions in advance of the meeting by visiting our stockholder forum at www.proxyvote.com.

4.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, Computershare, you are considered a “stockholder of record” with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.

5.	How do I complete the proxy?

The proxy provides that each stockholder may vote his or her Nasdaq shares “For” or “Against” or “Abstain” for individual nominees and for each of the other proposals. Whichever method you select to transmit your instructions, the proxy holders will vote your shares as provided by those instructions. IF YOU PROVIDE A PROXY WITHOUT SPECIFIC VOTING INSTRUCTIONS, YOUR NASDAQ SHARES WILL BE VOTED BY THE PROXY HOLDERS “FOR” THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY STATEMENT, “FOR” PROPOSALS II, III, AND IV AND “AGAINST” PROPOSAL V.

If your Nasdaq shares are held by a broker, bank or other nominee that does not have express authority to vote on a particular matter, you will receive instructions from your nominee, which you must follow to have your Nasdaq shares voted. The broker, bank or other nominee may vote only the Nasdaq shares that it holds for you as provided by your instructions, subject to certain exceptions described below.

6.	Can I change my vote?

You can change your vote by revoking your proxy at any time before it is exercised in one of three ways:

—	submit a later dated proxy (including a proxy submitted through the Internet, by telephone or by proxy card);

—	notify Nasdaq’s Corporate Secretary, Joan C. Conley, via email at corporatesecretary@nasdaq.com, that you are revoking your proxy; or

—	vote in person at the annual meeting.

If you are a beneficial owner of Nasdaq shares held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy.

7.	How many votes do I have?

Each share of common stock has one vote, subject to the voting limitation in our Amended and Restated Certificate of Incorporation that generally prohibits a stockholder from voting in excess of 5% of the total voting power of Nasdaq.

8.	Is my vote confidential?

Your individual vote is confidential and will not be disclosed to third parties. Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be displayed except as required by law.

9.	What constitutes a quorum?

The presence of the holders of a majority (greater than 50%) of the votes entitled to be cast at the meeting constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you submit a proxy by Internet, by telephone or by returning a signed and dated proxy card (if proxy materials are requested in printed form) or if you vote in person at the annual meeting. Abstentions and broker non-votes are counted as present and entitled to vote at the meeting for purposes of determining a quorum.

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10.	What vote is required to elect each director?

Our directors are elected by the holders of a majority of votes cast at any meeting for the election of directors at which a quorum is present and there is an uncontested election. Each of the 11 nominees must receive the affirmative vote of the holders of a majority of the votes cast for the election of directors to be duly elected to the Board in an uncontested election. Any shares not voted, for example by abstention or, if applicable, broker non-vote, will not impact the vote.

11.	What vote is required to approve the other proposals?

The remaining proposals require an affirmative vote of the holders of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions have the effect of a vote against these proposals. Broker non-votes, if applicable, have no effect on these proposals.

The stockholder vote to approve executive compensation is an advisory vote only and, therefore, the result of that vote will not be binding on our Board or Management Compensation Committee. Our Board and Management Compensation Committee will, however, consider the outcome of the vote when evaluating our executive compensation program in the future.

The stockholder proposal is precatory, meaning that it requests that the Board take a specific action, and therefore, the results of the vote on that proposal will not be binding on the Board.

12.	What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” The ratification of the appointment of Ernst & Young LLP as our registered independent public accounting firm is considered a “routine” matter. Accordingly, brokers may vote shares on this proposal without your instructions, and there will be no broker non-votes with respect to this proposal. The other proposals are considered “non-routine,” and brokers cannot vote shares on these proposals without your instructions.

If you hold your shares through a broker, it is important that you cast your vote if you want it to count on all of the matters to be considered at the annual meeting other than the ratification of the appointment of our independent registered public accounting firm. Thus, if you hold your shares in street name and you do not instruct your broker how to vote on these matters, no votes will be cast on your behalf.

13.	Who will count the votes?

Broadridge Financial Solutions, Inc. tabulates the votes and acts as inspector of elections.

14.	Where can I find the results of the annual meeting?

Preliminary results will be announced at the meeting and, thereafter, final results will be reported in a current report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting.

15.	Who is paying the costs of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (who will not receive any additional compensation for these solicitations), in person or by telephone, electronic transmission and facsimile transmission. Nasdaq will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy materials to their beneficial owners/customers and obtaining their proxies. We have hired D.F. King & Co., Inc. to assist in soliciting proxies at a fee of $8,500 plus costs and expenses for these services.

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16.	What is “householding” and how does it affect me?

Nasdaq has adopted a practice approved by the SEC known as “householding” to reduce printing and postage fees for the meeting notice. “Householding” means that stockholders who share the same last name and address will receive only one copy of proxy materials, unless we receive instructions to the contrary from any stockholder at that address. If you prefer to receive multiple copies of the proxy materials at the same address, please contact the Nasdaq Investor Relations Department in writing (Attention: Edward Ditmire, One Liberty Plaza, 49th Floor, New York, New York 10006), by email (investor.relations@nasdaq.com) or by telephone (+1 212 401 8737).

17.	Who else is entitled to vote at the meeting?

A list of holders entitled to vote at the annual meeting will be available at the annual meeting and for at least 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 5:00 p.m. (EDT), at our principal executive offices, One Liberty Plaza, 50th Floor, New York, New York 10006. You may arrange to review this list by contacting Nasdaq’s Corporate Secretary, Joan C. Conley (corporatesecretary@nasdaq.com).

OTHER INFORMATION

STOCKHOLDER COMMUNICATION WITH DIRECTORS

We regularly engage with our stockholders to discuss executive compensation, corporate governance and other issues. Stockholders and other parties interested in communicating directly with the Board, the Chairman of the Board, other individual directors or particular Nasdaq Board Committees may do so by addressing correspondence to the intended recipient at the following address.

Joan C. Conley

Senior Vice President and Corporate Secretary

The NASDAQ OMX Group, Inc.

805 King Farm Boulevard

Rockville, MD 20850

Email: corporatesecretary@nasdaq.com

Nasdaq’s Corporate Secretary regularly forwards all correspondence to the Board, Board members or Committees. In addition, concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of Nasdaq’s Internal Audit Department and Office of General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

SEC FILINGS AND REPORTS

Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports are available free of charge on our website (see “Online Resources” on page 69). We will furnish, without charge, a copy of the annual report on Form 10-K, including the financial statements and financial statement schedule, to any stockholder upon request to the Nasdaq Investor Relations Department, Attention: Edward Ditmire, One Liberty Plaza, 49th Floor, New York, New York 10006, in writing or by email (investor.relations@nasdaq.com).

STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Nasdaq stockholders who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for Nasdaq’s 2016 annual meeting must submit them on or before November 28, 2015 to the Corporate Secretary and must otherwise comply with the requirements of Rule 14a-8.

A stockholder who wishes to nominate a person for election as director at an annual or special meeting, or to introduce an item of business at an annual meeting, must also comply with the procedures specified in Nasdaq’s By-Laws. Under

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these procedures, a stockholder must submit the proposed nominee or proposed item of business by delivering a notice containing certain information, as set forth in the By-Laws, to be received by Nasdaq’s Corporate Secretary in accordance with the following time frames.

—	In the case of a nomination or proposed item of business for an annual meeting, the notice must normally be delivered not more than 120 nor less than 90 days prior to the first anniversary of the prior year’s meeting. Assuming the 2016 annual meeting is held according to this year’s schedule, the notice must be delivered on or prior to the close of business on February 6, 2016, but no earlier than January 7, 2016.

—	However, if Nasdaq holds its annual meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than 120 days prior to the date of the annual meeting nor later than the later of (i) the ninetieth day prior to the date of the annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by Nasdaq.

—	If Nasdaq holds a special meeting to elect directors, the notice with respect to the nomination of a person for election as director must be delivered no earlier than 120 days prior to the date of the special meeting nor later than the later of (i) the ninetieth day prior to the date of the special meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting and the nominees proposed by the Nasdaq Board is first made by Nasdaq.

In addition, Nasdaq stockholders may recommend individuals for consideration by the Nominating & Governance Committee for nomination to the Nasdaq Board. Holders should submit such recommendations in writing, together with any supporting documentation the holder deems appropriate, to Nasdaq’s Corporate Secretary prior to December 31, 2015.

ONLINE RESOURCES

Amended and Restated Certificate of Incorporation	http://nasdaq.cchwallstreet.com/NASDAQTools/PlatformViewer.asp?selected node=chp_1_1_3&manual=%2Fnasdaq%2Fmain%2Fnasdaq-corporg%2F
Annual Reports	http://ir.nasdaqomx.com/annuals.cfm
Audit Committee Charter	http://ir.nasdaqomx.com/documentdisplay.cfm?DocumentID=195
Board of Directors Duties & Obligations	http://files.shareholder.com/downloads/NDAQ/3905710385x0x242364/ FC621CDD-C330-45CE-87E4-39DC5A071408/QOMX-DutiesandObligations.pdf
By-Laws of Nasdaq	http://nasdaq.cchwallstreet.com/NASDAQTools/PlatformViewer.asp?selectednode=chp_1_1_3_4&manual=%2Fnasdaq% 2Fmain%2Fnasdaq-corporg%2F
Corporate Governance Guidelines	http://ir.nasdaqomx.com/documentdisplay.cfm?DocumentID=191
Corporate Sustainability	http://www.nasdaqomx.com/aboutus/sustainability
Corporate Website	http://business.nasdaq.com/
Executive Committee Charter	http://ir.nasdaqomx.com/documentdisplay.cfm?DocumentID=197
Investor Relations	http://ir.nasdaqomx.com/
Management Compensation Committee Charter	http://ir.nasdaqomx.com/documentdisplay.cfm?DocumentID=200
Nasdaq Code of Conduct for the Board of Directors	http://ir.nasdaqomx.com/documentdisplay.cfm?DocumentID=192
Nasdaq Code of Ethics	http://www.nasdaqomx.com/aboutus/sustainability/ethics
Nasdaq Educational Foundation	http://www.nasdaqomx.com/services/initiatives/educationalfoundation
Nominating & Governance Committee Charter	http://ir.nasdaqomx.com/documentdisplay.cfm?DocumentID=201
Procedures for Communicating with the Board of Directors	http://ir.nasdaqomx.com/documentdisplay.cfm?DocumentID=574
SEC Filings and Reports	http://ir.nasdaqomx.com/sec.cfm

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In accordance with rules of the SEC, instead of mailing printed copies of our proxy materials to each stockholder of record, we are furnishing the proxy materials for the 2015 annual meeting by providing access to these documents on the Internet. A notice of Internet availability of proxy materials is being mailed to our stockholders. We first mailed or delivered this notice on or about March 27, 2015. The notice of Internet availability contains instructions for accessing and reviewing our proxy materials and submitting a proxy over the Internet. Our proxy materials were made available at www.proxyvote.com on the date that we first mailed or delivered the notice of Internet availability. The notice also will tell you how to request our proxy materials in printed form or by e-mail, at no charge. The notice contains a control number that you will need to submit a proxy for your shares.

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ANNEX A: RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES TO NON-GAAP

In this proxy statement, we have provided non-GAAP net income attributable to Nasdaq and non-GAAP diluted earnings per share. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions.

We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results as the items described below do not reflect operating performance. These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend investors review the U.S. GAAP financial measures included in the company’s audited financial statements for the fiscal year ended December 31, 2014 included in our annual report on Form 10-K. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliation, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone. Our management uses these measures to evaluate operating performance, and management decisions during the reporting period are made by excluding certain items that we believe have less significance on, or do not impact, the day-to-day performance of our business. We understand that analysts and investors regularly rely on non-GAAP financial measures, such as non-GAAP net income and non-GAAP diluted earnings per share, to assess operating performance. We use non-GAAP net income attributable to Nasdaq and non-GAAP diluted earnings per share because they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our operating performance. Non-GAAP net income attributable to Nasdaq for the periods presented below is calculated by adjusting net income attributable to Nasdaq for charges or gains related to acquisition and divestiture transactions, integration activities related to acquisitions, other significant infrequent charges or gains and their related income tax effects that are not related to our core business. We do not believe these items are representative of our future operating performance since these charges were not consistent with our core operating performance.

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The following table represents reconciliations between U.S. GAAP net income and diluted earnings per share and non-GAAP net income and diluted earnings per share:

	YEAR ENDED DECEMBER 31, 2014		YEAR ENDED DECEMBER 31, 2013		YEAR ENDED DECEMBER 31, 2012

	NET INCOME	DILUTED EARNINGS PER SHARE	NET INCOME	DILUTED EARNINGS PER SHARE	NET INCOME	DILUTED EARNINGS PER SHARE
	(in millions, except share and per share amounts)
U.S. GAAP net income attributable to Nasdaq and diluted earnings per share	$414	$2.39	$385	$2.25	$352	$2.04
Non-GAAP adjustments (1):
Merger and strategic initiatives	81	0.47	22	0.13	4	0.02
Asset impairment charges	49	0.28	14	0.08	40	0.23
Sublease loss reserve	11	0.07	–	–	–	–
Extinguishment of debt	11	0.07	–	–	–	–
Special legal expense	2	0.01	3	0.02	7	0.04
Restructuring charges	–	–	9	0.05	44	0.26
Voluntary accommodation program	–	–	44	0.26	–	–
Gain on sale of investment security	–	–	(30)	(0.18)	–	–
SEC matter	–	–	10	0.06	–	–
Income from open positions relating to the operations of the exchange	–	–	–	–	(11)	(0.06)
Loss on divestiture of business	–	–	–	–	14	0.08
Other	2	–	(3)	(0.02)	–	–
Adjustment to the income tax provision to reflect non-GAAP adjustments (2)	(72)	(0.42)	(13)	(0.07)	(32)	(0.19)
Significant tax adjustments, net	1	0.01	4	0.02	14	0.08
Total non-GAAP adjustments, net of tax	85	0.49	60	0.35	80	0.46
Non-GAAP net income attributable to Nasdaq and diluted earnings per share	$499	$2.88	$445	$2.60	$432	$2.50

Weighted-average common shares outstanding for diluted earnings per share		173,018,849		171,266,146		172,587,870

(1)	Please refer to our annual report on Form 10-K for explanations of these non-GAAP adjustments.

(2)	We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred.

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ANNEX B: PROPOSED AMENDED AND RESTATED NASDAQ ECIP

The NASDAQ OMX Group, Inc.

Executive Corporate Incentive Plan

(Effective January 1, 2015)

Article 1.	Establishment and Purpose

1.1     Establishment of the ECIP.  The NASDAQ OMX Group, Inc., a Delaware corporation (the “Company” or “Nasdaq”), hereby establishes The NASDAQ OMX Group, Inc. Executive Corporate Incentive Plan (the “ECIP” or the “Plan”).

1.2     Approval.  Upon approval by the Board of Directors, the ECIP shall be effective as of January 1, 2015 (the “Effective Date”) and shall remain in effect until terminated by the Board. Notwithstanding anything herein to the contrary, the ECIP shall be null and void if it is not approved, in a separate affirmative vote of the holders of at least a majority of the shares of the common stock of the Company cast, in person or by proxy, at the first stockholders’ meeting to occur in 2015. Once such approval is obtained, if applicable, the ECIP shall be fully effective as of the Effective Date.

1.3     Purpose.  The purpose of the ECIP is to attract, retain, and motivate key executives by providing cash incentive awards to designated executives of the Company, Subsidiaries, and affiliates. The ECIP is designed to further link an executive’s interests with that of Nasdaq’s stockholders. The ECIP is intended to provide cash incentive awards, contingent upon continued employment and meeting certain Company and individual business unit performance goals, to certain key executives who make substantial contributions to the Company. The ECIP also provides that Awards reflect individual performance, subject to Article 5. Awards paid under the ECIP are intended to qualify as performance based compensation deductible by the Company under the qualified performance based exception to Section 162(m) of the Code.

Article 2.	Definitions

As used in the ECIP, the following terms shall have the meanings set forth below:

2.1     “Award” means the actual award earned during a Plan Year by a Participant, as determined by the Committee following the end of the Plan Year.

2.2     “Board” means the Board of Directors of the Company.

2.3     “Cause” means, unless otherwise defined in an employment agreement between the Participant and the Company, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its affiliates, (ii) the embezzlement or misappropriation of funds or property of the Company or its affiliates by the Participant, or the conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendere by the Participant to a felony, (iii) the willful failure or refusal by the Participant to substantially perform his or her duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant’s incapacity due to Disability), or (iv) the violation by the Participant of any restrictive covenants entered into between the Participant and the Company or the Company’s Code of Conduct.

2.4     “Code” means the Internal Revenue Code of 1986, as amended, and any final treasury regulations promulgated thereunder.

2.5     “Committee” means the Management Compensation Committee of the Board, which Committee has been designated by the Board to, among other things, administer the ECIP. The Committee shall be composed of not less than the minimum number of persons from time to time required by Section 16 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code, each of whom, to the extent necessary to comply with Section 16 and Section 162(m) only, is a “Non-Employee Director” and an “Outside Director” within the meaning of Section 16 and Section 162(m), respectively, and the minimum number, if any, required by listing rules of The Nasdaq Stock Market.

2.6     “Company” means The NASDAQ OMX Group, Inc., a Delaware corporation (including any Subsidiaries designated to participate in the ECIP), and any successor thereto.

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2.7     “Disability” means, unless otherwise defined in an employment agreement between the Participant and the Company, a disability that would qualify as such under the Company’s then current long-term disability plan.

2.8     “Individual Award” means the target award established for each Participant under Article 5 of the ECIP.

2.9     “Participant” means an active employee of the Company, or a Subsidiary, who is employed in an executive capacity, and designated by the Committee to participate in the ECIP during a Plan Year.

2.10   “Payment Date” means the date upon which an Award shall be paid out in accordance with Article 6.

2.11   “Performance Goals” means the goals selected by the Committee for any Plan Year based upon one or more of the Performance Measures, as set forth in Article 5 of the ECIP.

2.12   “Performance Measures” means, unless and until the Committee or Board proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth herein, the performance criteria upon which the Performance Goal(s) for a particular Performance Period are based; the performance criteria shall be limited to any one or more of the following Performance Measures:

(a)	Earnings before interest and taxes;

(b)	Earnings before interest, taxes, depreciation and amortization;

(c)	Earnings per Share;

(d)	Operating income, net income, net income from operations, revenues, net revenues or net exchange revenues (before or after taxes, and which may take into account or exclude the effect of non-recurring or extraordinary charges and/or expenses);

(e)	Operating or profit margin or net profit (before or after taxes, and which may take into account or exclude the effect of non-recurring or extraordinary charges and/or expenses);

(f)	Revenue growth;

(g)	Share price or total shareholder return;

(h)	Market share;

(i)	Return measures (including without limitation return on assets or net assets, capital, revenue, net revenue, income or net income);

(j)	Cash flow (including without limitation operating cash flow and/or free cash flow);

(k)	Adherence to budget or expense targets;

(l)	Planning accuracy (as measured by comparing planned results to actual results);

(m)	Objectively determinable effectiveness, efficiency, business retention/expansion, business support or other operational or support goals; and

(n)	Business effectiveness survey results or objectively determinable employee engagement or development goals.

Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit, division, department or function of the Company or any Subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, calculated based on U.S. generally accepted accounting principles (GAAP) or on a non-GAAP basis, and on an absolute basis or relative to a pre-established target, to a previous year’s or period’s results or to a designated comparison group or company or stock market index, in each case as specified by the Committee.

2.13   “Performance Period” means, in relation to any Award, the Plan Year or other period for which a Participant’s performance is being calculated, with each such period constituting a separate Performance Period.

2.14   “Plan Year” means the Company’s fiscal year, which commences each January 1st and concludes each December 31st.

2.15   “Retirement” means, unless otherwise defined in an employment agreement between the Participant and the Company, a Participant who is eligible to retire from the Company or an Affiliate under the terms of any tax

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qualified Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such date as of which the Participant has both attained the age of 55 years and has 10 years of employment with the Company and terminates his employment with the Company other than for Cause or death.

2.16   “Shares” means shares of the common stock, $0.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

2.17   “Subsidiary” has the meaning set forth in Section 424(f) of the Code.

Article 3.	Administration

3.1     The ECIP Administrator.  The Committee shall administer the ECIP.

3.2     Administration of the ECIP.  The Committee, in its sole discretion, shall determine eligibility for participation in the ECIP, establish the Individual Awards which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement, and which may have, but are not required to have, threshold, target and maximum payouts), establish the terms and conditions of each Award (including the Performance Period and Performance Goal(s) and Performance Measure(s) to be utilized for each Participant, which may be based on individual, Company, Subsidiary and/or business unit performance), calculate, determine and certify each Participant’s level of attainment of such Performance Goals or other terms and conditions, and calculate the Award for each Participant based upon such level of attainment. Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the ECIP shall be vested in the Committee, including without limitation to correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or any award under the Plan. The Committee has the power to amend or terminate the ECIP as further described herein. The Committee may at any time adopt such rules, regulations, policies, or practices, as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the ECIP. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

3.3     Decisions Binding.  All determinations and decisions of the Committee as to any disputed question arising under the ECIP, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.

3.4     No Liability to Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument related to the ECIP executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the ECIP may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the ECIP unless arising out of such person’s own fraud or bad faith.

3.4.1     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 4.	Eligibility and Participation

4.1     Eligibility.   Only active employees of the Company and its participating Subsidiaries who are employed in an executive capacity may be eligible to participate in the ECIP and receive Awards hereunder.

4.2     Participation.   Only eligible individuals who are chosen and designated by the Committee to participate in the ECIP with respect to any given Plan Year or other Performance Period may participate in the ECIP for that Plan Year or other Performance Period. The Chief Executive Officer (“CEO”) of the Company, and such other persons as the CEO may designate, shall recommend to the Committee employees (who may include such recommending person) for selection as Participants. Such designated employees shall be so notified in writing or via electronic communication, as soon as is practicable after selection. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, at its sole discretion.

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4.3     No Right to Participate.  No Participant shall at any time have a right to be selected for participation in the ECIP for any Performance Period, despite having previously participated in the ECIP.

Article 5.	Award Determination

5.1     Targets, In General.  At the beginning of each Performance Period, but not later than the 90th day of the Performance Period, the Committee shall establish Individual Awards for each Participant, payment of which shall be conditioned upon satisfaction of specific Performance Goals for the Performance Period established by the Committee in writing in advance of the Performance Period, or within such period as may be permitted by regulations issued under Section 162(m) of the Code. Notwithstanding the foregoing, for any Performance Period of less than one year, the Committee shall take the foregoing actions prior to the lapse of 25% of the Performance Period. The payment of an Award, if any, shall be based upon the degree of achievement of the Performance Goals; provided, however, that the Committee may, in its sole discretion, reduce some or all of the amount which would otherwise be payable with respect to an Award. The Committee shall not use its discretionary authority to increase, directly or indirectly, the amount of a payment to any Participant above the maximum Individual Award awarded for such Performance Period.

5.1.1      The Committee, in its sole discretion, may also establish such other additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Award. Such additional restrictions or conditions shall be established no later than the date the Committee determines the Performance Goal(s) for a Performance Period. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, a vesting requirement of continued employment by the Participant until a date which may be beyond the end of a Performance Period, and/or the achievement of specified performance goals by the Company, business unit or Participant.

5.2     Performance Goals.  The Performance Goals established by the Committee for a Performance Period shall be based on one or more Performance Measures.

5.2.1      The Committee is authorized, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for a Performance Period to include or exclude the effect of any one or more of the following occurrences that occur during a Performance Period:

(a)	asset write-downs;

(b)	significant litigation or claim judgments or settlements;

(c)	the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reported results;

(d)	any reorganization and restructuring programs, including without limitation the internal restructuring of departments or units or functions within the Company that significantly affect expense and/or budget targets upon which a Performance Measure is based;

(e)	extraordinary nonrecurring items as described in Accounting Standard Codification Topic 225 (formerly Statement of Financial Accounting Standards 145)(or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year or period;

(f)	acquisitions, divestitures or sales of significant assets;

(g)	any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(h)	foreign exchange gains and losses; and

(i)	a change in the Company’s fiscal year.

Such inclusion or exclusion shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

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5.2.2      In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

5.3     Payment of Awards.  At the time the Performance Goals are established, the Committee shall prescribe a formula to determine the percentage of the Individual Award, which may be payable based upon the degree of attainment of the Performance Goals during the Plan Year. If the minimum Performance Goals established by the Committee are not met, no payment will be made to any Participant. To the extent that the minimum or target Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent, payment of the Award shall be made in accordance with the prescribed formula based upon a percentage of the Individual Award unless the Committee determines, in its sole discretion, to reduce the payment to be made.

5.4     Maximum Award.  The maximum Individual Award payable to any Participant for any Performance Period of one year or more shall not exceed the greater of 3% of the Company’s before tax net income or $3 million. The foregoing maximum annual limit shall be prorated with respect to any individual Award payable with respect to a Performance Period that is shorter than one year.

Article 6.	Payment of Awards

6.1     Form and Timing of Payment.  Each Participant’s Award shall be paid in one (1) lump sum cash payment, no later than March 15 after the close of the Plan Year in which the Performance Period with respect to the Award ends (such date being hereinafter referred to as the “Payment Date”).

6.1.1      Notwithstanding Section 6.1 above, in the event the Committee had, at the time the Award was made, imposed a vesting requirement of continued employment until a specified date after the Performance Period before the Award can be paid, the Award shall be paid as soon as practicable after the last to occur of (i) the Payment Date described in Section 6.1, or (ii) the vesting date, but in no event later than March 15 following the close of the Plan Year in which the later of (i) or (ii) occurs.

6.2     Unsecured Interest.  No Participant or any other party claiming an interest in amounts earned under the ECIP shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the ECIP, such right shall be equivalent to that of an unsecured general creditor of the Company.

6.3     Active Employment.  Except as provided in Article 7, no Award shall be paid to any Participant who is not an active employee of the Company or one of its Subsidiaries on the last day of the applicable Performance Period and on the Payment Date or such later date as established in accordance with paragraph 6.1.1.

Article 7.	Termination of Employment

7.1     Termination of Employment Due to Death, Disability, or Retirement.  In the event a Participant’s employment is terminated by reason of death, Disability, or Retirement, the Award determined in accordance with Section 5.3 herein shall be reduced to reflect partial participation during the Performance Period through the date of such termination, provided and subject to the Committee’s certification that, with respect to a termination of employment due to Retirement, the applicable Performance Goal(s) for the Performance Period have been met. A reduced Award shall be determined by multiplying said Award by a fraction: the numerator of which shall be the number of days of employment in the Performance Period through the date of employment termination, and the denominator of which shall be the total number of days in the Performance Period. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the Participant to be Disabled. The reduced Award thus determined shall be paid on the Payment Date with respect to the Performance Period as to which such Award relates to the Participant or his beneficiary in accordance with Article 9 hereof.

7.2     Termination of Employment for Other Reasons.  In the event a Participant’s employment is terminated for any reason other than death, Disability, or Retirement, all of the Participant’s rights to an Award for the Performance Period then in progress shall be forfeited. However, the Committee, in its sole discretion, may pay a

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prorated Award for the portion of the Performance Period that the Participant was employed by the Company, computed as determined by the Committee, provided and subject to the Committee’s certification that the Applicable Performance Goal(s) for the Performance Period have been met. The reduced Award thus determined shall be paid on the Payment Date with respect to the Performance Period as to which such Award relates. Notwithstanding the foregoing, in the event a Participant is terminated for Cause, the Participant shall in all events forfeit any Award not already paid.

Article 8.	Rights of Participants

8.1     Employment.   The Company intends that the Awards provided under the ECIP be a term of employment and a part of each Participant’s compensation. Participation in the ECIP shall not constitute an agreement (a) of the Participant to remain in the employ of and to render his/her services to the Company, or (b) of the Company to continue to employ such Participant, and the Company may, subject to any applicable employment agreement, terminate the employment of a Participant at any time with or without cause.

8.2     Nontransferability.  No right or interest of any Participant in the ECIP shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

Article 9.	Beneficiary Designation and Payment to Persons Other Than the Participant

9.1     Beneficiary Designation.  Each Participant under the ECIP may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the ECIP is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

9.2     Incapacity.  If the Committee shall find that any person to whom any amount is payable under the ECIP is unable to care for his affairs because of incapacity, illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

Article 10.	Amendments

The Committee may amend, suspend or terminate the ECIP at any time; provided that no amendment may be made without the approval of the Company’s stockholders if the effect of such amendment would be to cause outstanding or pending Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code. Notwithstanding the foregoing or any provision of the ECIP to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all provisions of this ECIP to the extent necessary to ensure that payments under the ECIP are not “deferred compensation” subject to Section 409A of the Code (or, alternatively, conform to the requirements of Section 409A of the Code).

Article 11.	Miscellaneous

11.1   Governing Law.  The validity, construction, and effect of the ECIP and any rules and regulations relating to the ECIP and any Award shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

11.2   Withholding Taxes.  The Company shall deduct from all payments under the ECIP any federal, state, local or other taxes required by law to be withheld with respect to such payments.

11.3   Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

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11.4   Severability.  In the event any provision of the ECIP shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the ECIP, and the ECIP shall be construed and enforced as if the illegal or invalid provision had not been included.

11.5   Rights Not Transferable.  A Participant’s rights under the ECIP may not be assigned, pledged or otherwise transferred except, in the event of the Participant’s death, to the Participant’s designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution.

11.6   Costs of the ECIP and Unfunded Plan.  All costs of implementing and administering the ECIP shall be borne by the Company. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the ECIP. Nothing contained in the ECIP, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the ECIP, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the ECIP.

The ECIP is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

11.7   Retirement Plans and Welfare Benefit Plans.  Except as specified in the employee benefit plan in question, Awards under the ECIP will not be included as “compensation” for purposes of the Company’s retirement plans (both qualified and nonqualified) or welfare benefit plans.

11.8   Nonexclusively.  The adoption of the ECIP shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements, as it may deem desirable for any Participant.

11.9   Successors.  All obligations of the Company under the ECIP with respect to Individual Awards and Awards granted hereunder shall be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.10  Interpretation.  The ECIP, the Individual Awards, and Awards are designed and, to the extent determined by the Committee, in its sole discretion, intended to comply with Code Section 162(m), and all provisions hereof shall be construed in a manner to so comply.

11.11  Clawback Policy.  Participants and Awards granted hereunder may be subject to the Company’s incentive recoupment policy.

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THE NASDAQ OMX GROUP, INC. ONE LIBERTY PLAZA 49TH FLOOR NEW YORK, NY 10006 ATTN: EDWARD DITMIRE
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M83453-P61540	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NASDAQ OMX GROUP, INC.
The Board of Directors recommends you vote FOR
the following:
1.	Election of Directors			For	Against	Abstain
Nominees
	1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j. 1k.	Charlene T. Begley Steven D. Black Börje E. Ekholm Robert Greifeld Glenn H. Hutchins Essa Kazim Thomas A. Kloet John D. Markese Ellyn A. McColgan Michael R. Splinter Lars R. Wedenborn		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
							The Board of Directors recommends you vote FOR proposals 2, 3, and 4.		For	Against	Abstain
							2.	To approve the company’s executive compensation on an advisory basis.	☐	☐	☐
							3.	To ratify the appointment of Ernst & Young LLP as Nasdaq’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
							4.	To approve the Nasdaq Executive Corporate Incentive Plan, as amended and restated.	☐	☐	☐
The Board of Directors recommends you vote AGAINST proposal 5.
							5.	To consider the stockholder proposal entitled “Right to Act by Written Consent.”	☐	☐	☐

NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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M83454-P61540

THE NASDAQ OMX GROUP, INC.

Annual Meeting of Stockholders

May 6, 2015 at 9:00 AM, EDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Edward S. Knight and Joan C. Conley, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The NASDAQ OMX Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 6, 2015, at the Nasdaq MarketSite located at Four Times Square, New York, New York 10036, and any adjournment or postponement thereof. Directions are available at http://ir.nasdaqomx.com/annuals.cfm.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE